UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________________

SCHEDULE 14A

__________________________

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

(Amendment No.  )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

MISONIX, INC.

(Name of Registrant as Specified In Its Charter)

__________________________________________________________

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

You are cordially invited to attend the Annual Meeting of Stockholders of Misonix, Inc., a Delaware corporation.

Date & Time:	Tuesday, June 30, 2020 at 10:00 A.M., local time
Location:	Misonix’s corporate offices, located at 1938 New Highway, Farmingdale, NY 11735*
Record Date:

Misonix stockholders of record on the books of the Company at the close of business on May 19, 2020, the record date, are entitled to notice of, and to vote at, the Annual Meeting or at any postponement or adjournment thereof.

Mail Date:

We intend to mail the Notice Regarding the Availability of Proxy Materials, or the proxy statement and proxy card, as applicable, on or about May 26, 2020 to our stockholders of record on the record date.

Agenda:	1.

To elect the five directors named in the proxy statement to serve until our 2021 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified or until their earlier death, resignation or removal;

	2.	To consider and vote upon approval of an amendment to the Misonix, Inc. 2017 Equity Incentive Plan;
	3.	To hold a non-binding advisory vote on the compensation of our named executive officers;
	4.	To ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2020; and
	5.	To consider and act upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.
Voting:

Whether or not you plan to attend the Annual Meeting in person, it is important that your shares be represented and voted. Please vote your shares either electronically over the Internet or by telephone, or if you receive a paper proxy card by mail, by completing and returning the proxy card mailed to you. Voting instructions are provided in the accompanying proxy statement and in the Notice of Internet Availability of Proxy Materials. By submitting your proxy promptly, you will save us the expense of further proxy solicitation. We encourage you to submit your proxy as soon as possible by Internet, by telephone or by signing, dating and returning all proxy cards or instruction forms provided to you.

____________

*        As part of our precautions regarding the novel coronavirus or COVID-19, we are planning for the possibility that the meeting may be held solely by means of remote communications. If we take this step, we will announce the decision to do so in advance, and details on how to participate, including details on how to inspect a list of stockholders of record, will be posted on our website at www.misonix.com and filed with the SEC as proxy material.

By Order of the Board of Directors,
Joseph P. Dwyer
Secretary

Important Notice Regarding Internet Availability of Proxy
Materials for the Annual Meeting of Stockholders to Be Held on June 30, 2020:

The proxy materials for the Annual Meeting, including the Annual Report and the Proxy Statement, are available at http://www.cstproxy.com/misonix/2020

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1938 New Highway
Farmingdale, New York 11735

PROXY STATEMENT
for the
ANNUAL MEETING OF STOCKHOLDERS
to be held on Wednesday, June 30, 2020*

The 2020 Annual Meeting of Stockholders of Misonix, Inc., sometimes referred to as the “Company,” “we,” “our,” or “us,” will be held at 10:00 a.m. on Tuesday, June 30, 2020, at our corporate offices, located at 1938 New Highway, Farmingdale, NY 11735.

We currently intend to hold our annual meeting in person. However, as part of our precautions regarding the novel coronavirus or COVID-19, we are planning for the possibility that the meeting may be held solely by means of remote communications. If we take this step, we will announce the decision to do so in advance, and details on how to participate will be posted on our website at www.misonix.com and filed with the SEC as proxy material.

This proxy statement and accompanying form of proxy are being furnished to you as a stockholder of the Company and the form of proxy is being solicited by and on behalf of our Board of Directors, referred to as our Board, for use at the Annual Meeting and at any adjournments or postponements thereof. The approximate date on which this proxy statement and the enclosed form of proxy are being first mailed to stockholders is May 26, 2020.

What Are You Voting On?

You will be entitled to vote on the following proposals at the Annual Meeting:

•        Proposal 1:    The election of the five directors nominated by the Board and named in this proxy statement to serve until the Company’s 2021 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified;

•        Proposal 2:    The non-binding advisory vote on the compensation of our named executive officers;

•        Proposal 3:    Approval of the amendment to the Misonix, Inc. 2017 Equity Incentive Plan;

•        Proposal 4:    The ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2020; and

•        Proposal 5:    Any other business that properly comes before the Annual Meeting or any adjournment or postponement thereof.

Who Can Vote

The Board has set May 19, 2020 as the record date for the Annual Meeting. You are entitled to notice and to vote if you were a stockholder of record of our Common Stock, $.0001 par value per share, or Common Stock, as of the close of business on the record date. You are entitled to one vote on each proposal for each share of Common Stock you held on the record date. Your shares may be voted at the Annual Meeting only if you are present in person or your shares are represented by a valid proxy.

Shares Outstanding and Quorum

At the close of business on the record date there were 17,361,685 shares of our Common Stock outstanding and entitled to vote at the Annual Meeting. The presence of the holders of a majority of the outstanding shares of our Common Stock entitled to vote constitutes a quorum, which is required to hold and conduct business at the Annual Meeting. Shares are counted as present at the Annual Meeting if:

•        You are present in person at the Annual Meeting; or

•        Your shares are represented by a properly authorized and submitted proxy (submitted by mail, by telephone or over the Internet).

If you are a record holder and you submit your proxy, regardless of whether you abstain from voting on one or more matters, your shares will be counted as present at the Annual Meeting for the purpose of determining a quorum. If your shares are held in “street name,” your shares are counted as present for purposes of determining a quorum if your broker, bank, trust or other nominee submits a proxy covering your shares. Your broker, bank, trust or other nominee is entitled to submit a proxy covering your shares as to certain “routine” matters, even if you have not instructed your broker, bank, trust or other nominee on how to vote on those matters. Please see the subsection “If You Do Not Specify How You Want Your Shares Voted” below. In the absence of a quorum, the Annual Meeting may be adjourned, from time to time, by the chairman of the meeting or by the vote of the holders of a majority of the shares represented thereat, but no other business may be transacted at such meeting.

How to Vote Your Shares

You may vote by attending the Annual Meeting and voting in person or by submitting a proxy. The method of voting by proxy differs (1) depending on whether you are viewing this proxy statement on the Internet or receiving a paper copy and (2) for shares held as a record holder and shares held in “street name.”

If your shares are registered directly in your name in the records of the Company’s transfer agent, you are considered the stockholder of record with respect to those shares.

If your shares are held in a stock brokerage account or by a bank, trust or other nominee, then the broker, bank, trust or other nominee is considered to be the stockholder of record with respect to those shares. However, you are still considered to be the beneficial owner of those shares, and your shares are said to be held in “street name.” Street name holders generally cannot submit a proxy or vote their shares directly and must instead instruct the broker, bank, trust or other nominee how to vote their shares using the methods described below.

Shares Held as a Record Holder.    If you hold your shares of Common Stock as a record holder and you are viewing this proxy statement on the Internet, you may submit a proxy over the Internet by following the instructions on the website referred to in the Notice previously mailed to you. You may request paper copies of the proxy statement and proxy card by following the instructions on the Notice. If you hold your shares of Common Stock as a record holder and you are reviewing a paper copy of this proxy statement, you may submit a proxy over the Internet or by telephone by following the instructions on the proxy card, or by completing, dating and signing the proxy card that was included with this proxy statement and promptly returning it in the pre-addressed, postage-paid envelope provided to you.

Shares Held in Street Name.    If you hold your shares of Common Stock in street name, you will receive a notice from your broker, bank, trust or other nominee that includes instructions on how to vote your shares. Your broker, bank, trust or other nominee may allow you to deliver your voting instructions over the Internet and may also permit you to submit your voting instructions by telephone. In addition, you may request paper copies of this proxy statement and accompanying proxy card from your broker by following the instructions on the notice provided by your broker, bank, trust or other nominee.

The Internet and telephone voting facilities will close at 5:00 P.M., Eastern Time, on June 29, 2020. Stockholders who submit a proxy through the Internet or by telephone should be aware that they may incur costs to access the Internet or telephone, such as usage charges from telephone companies or Internet service providers and that these costs must be borne by the stockholder. Stockholders who submit a proxy by Internet or telephone need not return a proxy card or the form forwarded by your broker, bank, trust or other holder of record by mail.

YOUR VOTE IS VERY IMPORTANT Whether or not you plan to attend the Annual Meeting, please vote as promptly as possible in order to ensure that your shares are represented at the Annual Meeting

Voting in Person

If you plan to attend the Annual Meeting and wish to vote in person, you may request a ballot at the Annual Meeting. Please note that if your shares are held of record by a broker, bank, trust or other nominee, and you decide to attend and vote at the Annual Meeting, your vote in person at the Annual Meeting will not be effective unless you present a legal proxy, issued in your name from the record holder (your broker, bank, trust or other nominee). Even if you intend to attend the Annual Meeting, we encourage you to submit your proxy in advance of the Annual Meeting.

Changing Your Vote

As a stockholder of record, if you submit a proxy, you may revoke that proxy at any time before it is voted at the Annual Meeting. Stockholders of record may revoke a proxy by (i) delivering a written notice of revocation to the attention of the Secretary of the Company at our principal executive offices at 1938 New Highway, Farmingdale, NY 11735, (ii) duly submitting a later-dated proxy over the Internet, by mail or by telephone or (iii) attending the Annual Meeting in person and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy. If your shares are held in the name of a broker, bank, trust or other nominee, you may change your voting instructions by following the instructions of your broker, bank, trust or other nominee.

If You Receive More Than One Proxy Card or Notice

If you receive more than one proxy card or notice, it means you hold shares that are registered in more than one account. To ensure that all of your shares are voted, sign and return each proxy card or, if you submit a proxy by telephone or the Internet, submit one proxy for each proxy card or notice you receive.

How Will Your Shares Be Voted

Stockholders of record as of the close of business on May 19, 2020 are entitled to one vote for each share of our Common Stock held on all matters to be voted upon at the Annual Meeting. All shares entitled to vote and represented by properly submitted proxies received before the polls are closed at the Annual Meeting, and not revoked or superseded, will be voted at the Annual Meeting in accordance with the instructions indicated on those proxies.

If You Do Not Specify How You Want Your Shares Voted

As a stockholder of record, if you submit a signed proxy card or submit your proxy by telephone or Internet and do not specify how you want your shares voted, the proxy holder will vote your shares:

•        FOR the election of the five directors nominated by the Board and named in this proxy statement to serve until the Company’s 2021 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified;

•        FOR the non-binding advisory vote on the compensation of our named executive officers;

•        FOR the proposal to approve the amendment of the Misonix, Inc. 2017 Equity Incentive Plan;

•        FOR the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2020; and

•        with respect to any other matter that properly comes before the meeting, or any adjournment or postponement, as recommended by our Board, but if no recommendation is given, they will vote in their own discretion.

If you sign and return your proxy card but do not specify how you want to vote your shares, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors.

A “broker non-vote” occurs when a nominee holding shares for a beneficial owner has not received voting instructions from the beneficial owner and the nominee does not have discretionary authority to vote the shares. If you hold your shares in street name and do not provide voting instructions to your broker or other nominee, your shares will be considered to be broker non-votes and will not be voted on any proposal on which your broker or other nominee does not have discretionary authority to vote. Shares that constitute broker non-votes will be counted as present at the Annual Meeting for the purpose of determining a quorum, but will not be considered entitled to vote on the proposal in question. Brokers generally have discretionary authority to vote on the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm. Brokers, however, do not have discretionary authority to vote on the election of directors to serve on our Board, the approval of the amendment to the Misonix, Inc. 2017 Equity Incentive Plan, or the non-binding advisory vote to approve our executive compensation.

In their discretion, the proxy holders named in the proxy are authorized to vote on any other matters that may properly come before the Annual Meeting and at any continuation, postponement or adjournment thereof. The Board knows of no other items of business that will be presented for consideration at the Annual Meeting other than those described in this proxy statement. In addition, no stockholder proposal or nomination was received on a timely basis, so no such matters may be brought to a vote at the Annual Meeting.

Vote Required and Recommendation of our Board

Proposal 1.    The stockholders will vote to elect five directors to serve until our 2021 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified or until their earlier death, resignation or removal. The election of directors requires a plurality of the votes cast by the holders of Common Stock present and voting at the Annual Meeting, with the five nominees receiving the highest vote totals to be elected. Stockholders may vote “FOR” or “WITHHOLD AUTHORITY.” Votes indicating “WITHHOLD AUTHORITY” will be counted as a vote against the nominee. Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the outcome of the vote of Proposal 1. If your shares are held by your broker in “street name,” and you do not furnish voting instructions to your broker, your brokerage firm may not vote your shares on Proposal 1. Brokerage firms and nominees will not have the authority to vote their customers’ unvoted shares on Proposal 1 if the customers have not furnished voting instructions within a specified period of time prior to the annual meeting.

Each nominee has agreed to serve if elected and the Board has no reason to believe that any nominee will be unable to serve. However, if any nominee should become unavailable for election prior to the Annual Meeting (an event that currently is not anticipated by the Board) the proxies will be voted in favor of the election of a substitute nominee or nominees proposed by the Board or, alternatively, the number of directors may be reduced accordingly by the Board.

Our Board recommends that you vote FOR the
election of each of the five nominees for election to the Board

Proposal 2.    To approve Proposal 2, the advisory vote on executive compensation, we must receive the affirmative vote of at least a majority of the votes cast at the Annual Meeting by our stockholders. For Proposal 2, a stockholder may indicate “FOR,” “AGAINST” or “ABSTAIN” on the proxy card. For purposes of determining the number of votes cast with respect to Proposal 2, only those votes cast “FOR” or “AGAINST” are included. Brokerage firms and nominees will not have the authority to vote their customers’ unvoted shares on Proposal 2 or to vote their customers’ shares if the customers have not furnished voting instructions within a specified period of time prior to the Annual Meeting. Abstentions and broker non-votes are counted only for purposes of determining whether a quorum is present at the meeting and therefore will have no effect on the outcome of the vote for Proposal 2. The vote on Proposal 2 is advisory only and not binding on the Company. Although this is advisory, we, our Board, and Compensation Committee of the Board value the opinions of our stockholders and expect to take the outcome of this vote into account when considering future compensation arrangements for our executive officers.

Our Board recommends that you vote FOR the
resolution to approve our executive compensation

Proposal 3.    To approve Proposal 3, we must receive the affirmative vote of at least a majority of the votes cast at the Annual Meeting by our stockholders. For Proposal 3, a stockholder may indicate “FOR,” “AGAINST” or “ABSTAIN” on the proxy card. For purposes of determining the number of votes cast with respect to Proposal 3, only those votes cast “FOR” or “AGAINST” are included. Brokerage firms and nominees will not have the authority to vote their customers’ unvoted shares on Proposal 3 or to vote their customers’ shares if the customers have not furnished voting instructions within a specified period of time prior to the Annual Meeting. Abstentions and broker non-votes are counted only for purposes of determining whether a quorum is present at the meeting and therefore will have no effect on the outcome of the vote for Proposal 3.

Our Board recommends that you vote FOR the proposal to approve the amendment to the Misonix, Inc. 2017 Equity Incentive Plan

Proposal 4.    To approve Proposal 4, the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2020, we must receive the affirmative vote of at least a majority of the votes cast at the annual meeting by our stockholders for each proposal. For Proposal 4, a stockholder may indicate “FOR,” “AGAINST,” OR “ABSTAIN” on the proxy card. For purposes of determining the number of votes cast with respect to this proposal, only those votes cast “FOR” OR “AGAINST” are included. Abstentions and broker non-votes are counted only for purposes of determining whether a quorum is present at the meeting and therefore will have no effect on the outcome of the vote for this proposal. Brokerage firms and nominees have the authority to vote their customers’ unvoted shares on Proposal 4 as well as to vote their customers’ shares on this proposal where the customers have not furnished voting instructions within a specified period of time prior to the annual meeting.

Our Board recommends that you vote FOR the ratification of the appointment of
Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2020

Proposal 5.    Any other matter submitted to the stockholders will require the affirmative vote of a majority of the shares represented and entitled to vote, in person or by proxy, at the annual meeting, unless a greater percentage is required either by law or by our amended certificate of incorporation or bylaws. In addition, the proxy confers discretionary authority to the persons named in the proxy authorizing those persons to vote, in their discretion, on any other matters properly presented at the annual meeting of stockholders. The Board is not currently aware of any such other matters. If any other matter does properly come before the annual meeting, the Board intends that the persons named in the enclosed form of proxy will vote on such matter as directed by the Board or, in the absence of such direction, in accordance with their judgment.

Rules of the Meeting

The Chairman of the Board (the “Chairman”), the Chief Executive Officer of the Corporation (the “Chief Executive Officer”), or an officer of the Corporation designated from time to time by a majority of the Whole Board, will call meetings of stockholders to order and will act as presiding officer thereof. Unless otherwise determined by a majority of the Whole Board prior to the meeting, the presiding officer of any meeting of stockholders will also determine the order of business and have the authority in his or her sole discretion to determine the rules of procedure and regulate the conduct of the meeting, including without limitation by: (a) imposing restrictions on the persons (other than stockholders of the Corporation or their duly appointed proxy holders) that may attend the meeting; (b) ascertaining whether any stockholder or his or her proxy holder may be excluded from the meeting based upon any determination by the presiding officer, in his or her sole discretion, that any such person has disrupted or is likely to disrupt the proceedings thereat; (c) determining the circumstances in which any person may make a statement or ask questions at the meeting; (d) ruling on all procedural questions that may arise during or in connection with the meeting; (e) determining whether any nomination or business proposed to be brought before the meeting has been properly brought before the meeting; (f) determining the time or times at which the polls for voting at the meeting will be opened and closed; and (g) recessing or adjourning the meeting in accordance with Bylaw 14.

Tabulation of Votes and Inspector of Elections

All votes will be tabulated as required by Delaware law, the state of our incorporation, by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Shares held by persons attending the Annual Meeting but not voting, shares represented by proxies that reflect abstentions as to one or more proposals and broker non-votes will be counted as present for purposes of determining a quorum.

Solicitation of Proxies

We will bear the entire cost of solicitation of proxies, including preparation, assembly and mailing of this proxy statement, the proxy, the notice and any additional information furnished to stockholders.

Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding shares of our Common Stock in their names that are beneficially owned by others to forward to those beneficial owners. We may reimburse persons representing beneficial owners for their costs of forwarding the solicitation materials to the beneficial owners. Original solicitation of proxies may be supplemented by telephone, facsimile, electronic mail or personal solicitation by our directors, officers or staff members. No additional compensation will be paid to our directors, officers or staff members for such services.

- Proposal One -
Election of Directors

Under our governing documents, our Board has the power to set the number of directors from time to time by resolution. We currently have five authorized directors serving on our Board; each is elected for a term of one year and until their successors are duly elected and qualified or until his or her earlier retirement, resignation, disqualification, removal or death. Based on the recommendation of our Nominating and Governance Committee, our Board has nominated each of the five director nominees set forth below to stand for re-election by our stockholders at the Annual Meeting. If re-elected each director will hold office until our annual meeting of stockholders to be held in 2021 and until his or her successor is elected and qualified, or until his or her earlier retirement, resignation, disqualification, removal or death. The following table contains information regarding each of the nominees for election to our Board:

Nominees to the Board

Nominee	Age	Director Since	Audit Committee	Compensation Committee	Nominating and Governance Committee
Mr. Michael Koby	47	2019	M	C	M
Mr. Paul LaViolette	62	2019		M	M
Mr. Thomas M. Patton	56	2015	C	M
Mr. Stavros Vizirgianakis	49	2013
Ms. Gwendolyn A. Watanabe	48	2018	M		C

____________

“C” indicates Chair of the committee

“M” indicates member of the committee

Each nominee has agreed to serve if elected and the Board has no reason to believe that any nominee will be unable to serve. However, if any nominee should become unavailable for election prior to the Annual Meeting (an event that currently is not anticipated by the Board) the proxies will be voted in favor of the election of a substitute nominee or nominees proposed by the Nominating and Governance Committee or, alternatively, the number of directors may be reduced accordingly by the Board.

Vacancies on the Board (including any vacancy created by an increase in the size of the Board) may be filled by a majority of the directors remaining in office, even though less than a quorum of the Board. A vacancy created by the removal of a director by stockholders may be filled by the stockholders at the meeting at which the director is removed (or if not so filled, then by the remaining directors). A director elected to fill a vacancy will serve until the next annual meeting of stockholders and until such director’s successor is elected and qualified, or until such director’s earlier retirement, resignation, disqualification, removal or death.

Business Experience and Qualifications of Director Nominees

The following provides certain biographical information for each nominee and a summary of the specific qualifications, attributes, skills and experiences which led our Board to conclude that each nominee should serve on the Board at this time. There are no family relationships among any of our directors or among any of our directors and our executive officers.

Mr. Michael Koby co-founded 1315 Capital in 2014 and currently serves as its Founding Partner. Prior to founding 1315 Capital, Mr. Koby was a Managing Director of Palm Ventures, a private-equity focused family office, where Mr. Koby led all healthcare investing from 2010 to 2014. Prior to that, Mr. Koby was an investor at Galen Partners, a healthcare growth equity investment firm, from 1997 to 1999 and from 2004 to 2010. Mr. Koby also served in business development roles with Novoste Corporation and Medtronic, Inc. between 1999 and 2002 and as a healthcare investment banking analyst at Dillon, Read & Co. from 1995 to 1997. Mr. Koby holds an MBA in Healthcare Management from The Wharton School and a B.S. from Cornell University. The Board believes Mr. Koby’s industry knowledge and financial experience and expertise qualify him to serve as a Director and as a financial expert for the Audit Committee.

Mr. Paul LaViolette joined SV Health Investors, a leading life sciences growth equity and venture capital firm, in 2009, and has served as Managing Partner since 2014. Mr. LaViolette currently serves as Chairman of the Board of a public company, TransEnterix, Inc., a surgical robotics company, and continues to serve on the board of directors of several other early and growth stage private medical device companies. Additionally, Mr. LaViolette has served as a director of the Medical Device Manufacturers Association for the past decade and as Vice Chairman of the Innovation Advisory Board for the Partners Health System for the past five years. Prior to joining SV Health Investors, Mr. LaViolette spent nearly three decades building and leading medical device businesses. From 1994 to 2008, Mr. LaViolette served in several roles at Boston Scientific Corporation including President of Cardiology and International, Group President of Cardiovascular and Endosurgery, and Chief Operating Officer. Prior to joining Boston Scientific Corporation, Mr. LaViolette served in general management and commercial leadership roles at C.R. Bard from 1984 to 1993 and at Kendall (Medtronic) from 1980 to 1984. Mr. LaViolette holds an MBA from Boston College and a B.A. in Psychology from Fairfield University. The Board believes Mr. LaViolette’s industry knowledge and executive leadership experience qualify him to serve as a Director.

Mr. Thomas M. Patton served as President and Chief Executive Officer of CAS Medical Systems, Inc. until April 2019, and served on its Board of Directors from August 2010 until April 2019. He previously served as the CEO of Wright Medical Group, an orthopedic device company, located in Memphis, Tennessee, and as President of Novametrix Medical Systems, a patient-monitoring company, located in Wallingford, Connecticut. From 2003 to 2010, Mr. Patton acted as an advisor to the healthcare-focused private equity group of Ferrer Freeman & Company and, in that capacity, served as the interim CEO of Informed Medical Communications on a part-time basis in 2006 and 2007. Mr. Patton was a co-founder and CEO of QDx, Inc., a start-up company that developed a platform for hematology diagnostics beginning in 2003 until its sale to Abbott Laboratories. Mr. Patton attended The College of the Holy Cross, where he majored in Economics and Accounting. After graduating magna cum laude from Georgetown University Law Center, Mr. Patton worked at the law firm of Williams & Connolly in Washington, D.C. Thereafter, he joined Wright Medical Group as its General Counsel where he served in various executive roles until being appointed CEO. The Board believes Mr. Patton’s industry knowledge, current and prior experience as a CEO and financial acumen and experience qualify him to serve as a director.

Mr. Stavros G. Vizirgianakis became our Interim Chief Executive Officer in September 2016 and our full-time President and Chief Executive Officer in December 2016. Mr. Vizirgianakis has a distinguished career in the medical devices field having worked for United States Surgical Corporation as director of sales for sub-Saharan Africa and later Tyco Healthcare in the capacity of General Manager South Africa. In 2006, Mr. Vizirgianakis co-founded Surgical Innovations, which has become one of the largest privately owned medical device distributors in the African region, and now part of the Johannesburg Stock Exchange listed entity Ascendis Health. In that capacity, Mr. Vizirgianakis acted as a distributor of the Company’s products. Mr. Vizirgianakis was Managing Director of Ascendis Medical from January 2014 through July 2016. Mr. Vizirgianakis also served on the board of Tenaxis Medical and is a strategic investor in and advisor to numerous medical device startups and established companies in this field. Mr. Vizirgianakis has a degree in commerce from the University of South Africa. The Board believes Mr. Vizirgianakis’ industry knowledge, sales and marketing experience and his international business relationships qualify him to serve as a Director.

Ms. Gwendolyn A. Watanabe has over 25 years of financial and executive management experience in the medical device industry. Ms. Watanabe presently serves as the Vice President, Global Corporate Development and Strategy for Teleflex Incorporated, a publicly traded global provider of medical technology products, reporting to Teleflex’s Chief Executive Officer. She has led the Teleflex Global Corporate Development & Strategy team since 2013, specifically on strategic mergers & acquisitions. She also leads global strategic relationships for Teleflex. From July 2012 to July 2013, Ms. Watanabe served as Vice President of the Hotspur line of business for Teleflex’s Cardiac Care Division. Ms. Watanabe joined Teleflex in July 2012 as a result of Teleflex’s acquisition of Hotspur Technologies, Inc. She served as President and Chief Executive Officer of Hotspur since 2009. Prior to this, she also served as a founding team member at Nellix Endovascular, Bacchus Vascular and AneuRx, all three of which were medical device start-up companies that were acquired. In addition, Gwen has been general partner of three venture funds and other private equity entities. Ms. Watanabe formerly served on the Board of Directors of Hotspur Technologies (acquired by Teleflex), NovaSom (still privately held) and Practice Fusion (acquired by Allscripts). She holds an M.S. in Mechanical Engineering from Stanford University in the Design Division with an emphasis on Biomechanical Design, as well as an MBA from Harvard Business School with a focus on Finance and Marketing. She also holds a B.S. in Mechanical Engineering from Massachusetts Institute of Technology where she simultaneously completed her pre-med requirements. The Board believes Ms. Watanabe’s executive experience, industry knowledge and technical background qualifies her to serve as a director.

Our Board recommends a vote FOR the Board nominees named in
Proposal One in this proxy statement.

Corporate Governance

Board Leadership and Structure

Since September 2016, our Board has operated without a formal chairman. However, in 2019, the Board appointed Mr. LaViolette, an independent member of the Board, to serve as Chairman of the Board. As the Board’s Chairman, Mr. LaViolette’s duties include approving the agenda and meeting schedules for each meeting of the Board, taking into account suggestions of other directors, and presiding at meetings of the Board. All directors have input into the preparation of agendas for Board meetings and topics of board discussion and oversight. Our Board believes this structure allows all of the directors to participate in the full range of the Board’s responsibilities with respect to its oversight of the Company’s management. Our Board has determined that this leadership structure is appropriate given the size of the Company, the number of directors overseeing the Company and the Board of Directors’ oversight responsibilities.

Director Independence

NASDAQ listing standards require that a majority of the members of our Board be “independent,” as such term is defined by the NASDAQ listing standards, and to disclose in the proxy statement for each annual meeting those directors that our Board has determined to be independent. Based on such definition, our Board has determined that all directors other than Mr. Vizirgianakis, who is an officer of the Company, are independent.

Meetings of the Board of Directors

During the fiscal year ended June 30, 2019 (“fiscal 2019”), our Board held eleven meetings and acted two times by unanimous written consent. No Director attended less than 75% of the aggregate of the total number of meetings of the Board or of a committee on which such Director served during fiscal 2019, except for Mr. McBrayer, who attended less than 75% of the meetings due to being recused from meetings of our Board concerning matters in which he had an interest with respect to the acquisition of Solsys Medical LLC.

Executive Sessions of Independent Members of the Board

During fiscal 2019, the independent members of our Board met in executive session, without members of management present, four times.

Committees of the Board

During fiscal 2019, the Board had three standing committees: the Audit Committee, Compensation Committee, and Nominating and Governance Committee. For fiscal 2019, a general description of the duties of these committees, their members and the number of times each committee met were as follows:

Audit Committee.    The Audit Committee met six times in fiscal 2019 and did not act by unanimous written consent. The Audit Committee monitors our financial reporting standards and practices and our internal financial controls to ensure compliance with the policies and objectives established by our Board. The committee directly retains and recommends for stockholder approval an independent registered public accounting firm to conduct an annual audit of our financial statements and discusses with our independent accountants the scope of their examinations, with particular attention to areas where either the committee or the independent accountants believe special emphasis should be directed. The committee reviews our quarterly and annual financial statements and the annual independent accountants’ report, invites the accountants’ recommendations on internal controls and on other matters, and reviews the evaluation given and corrective action taken by management. It reviews the independence of our independent registered public accounting firm and pre-approves audit and permissible non-audit services. It has primary oversight responsibility for our Compliance Program. During fiscal 2019 prior to our acquisition of Solsys, Mr. Patton, Ms. Watanabe and our former director, Mr. Patrick A. McBrayer, served on the Audit Committee. Upon Mr. McBrayer’s resignation from, and Mr. Koby’s appointment to, our Board on September 27, 2019, Mr. Koby was appointed to serve on the Audit Committee. Mr. Patton chairs the committee. Our Board has determined that each member of the committee serving during fiscal 2019 was independent as defined in Rule 10A-3 of the Securities and Exchange Commission, or SEC, and the listing standards of NASDAQ. Our Board has also determined that Mr. Patton qualifies as an “audit committee financial expert,” as that term is defined in Regulation S-K of the SEC.

Compensation Committee.    Our Compensation Committee met five times in fiscal 2019 and did not act by unanimous written consent. The Compensation Committee oversees our executive and director compensation programs and policies and annually reviews all components of compensation to ensure that our objectives are appropriately achieved. These functions are not delegated to our officers or to third-party professionals, although the committee may from time to time retain third-party consultants to provide advice regarding compensation issues. The committee did not retain any such consultants during fiscal 2019. The committee also considers input from our executive officers, although final decisions regarding executive compensation are made by the committee. The committee also did not set percentage compensation goals against a peer group of companies, or benchmark our executives’ compensation, though the availability to our executives of alternative employment opportunities is an important consideration in the compensation design process. Rather, the committee used its marketplace knowledge, background, experience and market information to make recommendations concerning executive compensation. The committee is also responsible for certain administrative aspects of our compensation plans and stock plans and approves or recommends changes in these plans. It also approves bonus payments and grants under our stock plans for our executive officers. The committee also reviews officers’ potential for growth and, with our Chief Executive Officer, is responsible for succession planning. During fiscal 2019 prior to our acquisition of Solsys, the members of the Compensation Committee were Mr. Patton and our former directors, Mr. Patrick A. McBrayer and Dr. Charles Miner III. Upon the resignation of Mr. McBrayer and Dr. Miner from, and the appointment of Mr. Koby and Mr. LaViolette to, our Board on September 27, 2019, Mr. Koby and Mr. LaViolette were appointed to serve on the Compensation Committee. Mr. Koby chairs the committee. Our Board has determined that each member of the committee serving during fiscal 2019 was independent as defined in the listing standards of NASDAQ.

Nominating and Governance Committee.    Our Nominating and Governance Committee met once in fiscal 2019. The committee reviews, on a periodic basis, the overall effectiveness and/or appropriateness of our corporate governance and recommends improvements when necessary; assists our Board in identifying, screening, and reviewing individuals qualified to serve as directors in accordance with criteria approved by our Board and recommends to our Board candidates for nomination for election at the annual meeting of stockholders or to fill Board vacancies; develops and recommends to our Board and oversees implementation of our policies and procedures for the receipt of stockholder suggestions regarding Board composition and recommendations of candidates for nomination by our Board; and assists our Board in disclosing information relating to functions of the committee as may be required in accordance with the Federal securities laws. During fiscal 2019 prior to our acquisition of Solsys, Mr. Patton, Ms. Watanabe and our former director, Mr. Patrick A. McBrayer, served on the Nominating and Governance Committee. Upon Mr. McBrayer’s resignation from, and the appointment of Mr. Koby and Mr. LaViolette to, our Board on September 27, 2019, Mr. LaViolette was appointed to serve on the Nominating and Governance Committee, with Mr. Koby joining the committee and Mr. Patton resigning from the committee on October 1, 2019. Ms. Watanabe chairs the committee. Our Board has determined that each member of the committee serving during fiscal 2019 was independent as defined in the listing standards of NASDAQ.

Each committee is governed by a written charter. Copies of each committee charter are available on our website at www.misonix.com.

Nomination of Directors

The process followed by the Nominating and Governance Committee to identify and evaluate director candidates includes requests to the members of our Board and others for recommendations, meetings to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Nominating and Governance Committee and our Board.

In recommending candidates to the Board for nomination as directors, the Nominating and Governance Committee strives to identify individuals who bring a unique perspective to the Company’s leadership and contribute to the overall diversity of our Board. Although the Nominating and Governance Committee has not adopted a specific written diversity policy for nominations, we believe that a diversity of experience, gender, race, ethnicity and age contributes to effective governance for the benefit of our stockholders. In practice, the Nominating and Governance Committee considers such characteristics together with the other qualities considered necessary by the Nominating and Governance Committee, such as requisite judgment, skill, integrity and experience, including experience in industries beyond healthcare. The Nominating and Governance Committee does not assign a particular weight to these individual factors. Rather, the Nominating and Governance Committee looks for a mix of factors that, when considered along with the experience and credentials of the other candidates and existing directors, will provide stockholders with a diverse and experienced Board.

Our Board does not currently prescribe any minimum qualifications for director candidates; however, the Nominating and Governance Committee will take into account a potential candidate’s experience, areas of expertise and other factors relevant to the overall composition of our board of directors.

Our bylaws provide that nominations by stockholders of persons for election to the Board may be made by giving adequate notice to the Corporate Secretary of the Company. The Nominating and Governance Committee of the Board will consider persons properly nominated by stockholders and recommend to the full Board whether any such nominees should be included with the Board’s nominees for election by stockholders. The Nominating and Governance Committee will evaluate properly nominated stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others. To be adequate, the nomination notice must set forth certain information specified in our bylaws about each stockholder submitting a nomination and each person being nominated. Our bylaws are available in our SEC filings which can be accessed on our website at www.misonix.com under the “Investors Relations” tab and will be provided to any stockholder upon written request to Misonix, Inc., 1938 New Highway, Farmingdale, New York 11735, Attn: Corporate Secretary. A stockholder is not entitled to have its nominees included in our proxy statement solely as a result of such stockholder’s compliance with the foregoing provisions. If a stockholder does not appear at the annual meeting to present its nomination in person, such nomination will be disregarded (notwithstanding that proxies in respect of such nomination may have been solicited, obtained or delivered).

Communications with Directors

Our annual meeting of stockholders provides an opportunity each year for stockholders to ask questions of, or otherwise communicate directly with, members of our Board on appropriate matters. In addition, stockholders may communicate in writing with any particular director, any committee of our Board, or the directors as a group, by sending such written communication to our Secretary at our principal executive offices at 1938 New Highway, Farmingdale, New York 11735. Our Secretary will provide copies of written communications received at such address to the Board or the relevant director unless such communications are considered, in the reasonable judgment of our Secretary, to be inappropriate for submission to the intended recipient(s). Examples of stockholder communications that would be considered inappropriate for submission to our Board or an individual director include, without limitation, customer complaints, solicitations, communications that do not relate directly or indirectly to our business or communications that relate to improper or irrelevant topics. The Secretary or his designee may analyze and prepare a response to the information contained in communications received and may deliver a copy of the communication to other Company staff members or agents who are responsible for analyzing or responding to complaints or requests. Communications concerning potential director nominees submitted by any of our stockholders will be forwarded to the chair of the Nominating and Governance Committee. Correspondence addressed to the Board will be discussed at the next scheduled meeting of the Board, or as otherwise indicated by the urgency of the matter. The non-management Directors are: Messrs. Patton, Koby and LaViolette and Ms. Watanabe. From time to time, our Board may change the process by which stockholders may communicate with the Board or its members. We will post any changes in this process on our website or otherwise make a public disclosure.

Risk Oversight

The Board oversees Company functions in an effort to assure that our assets are properly safeguarded, that appropriate financial and other controls are maintained, and that our business is conducted prudently and in compliance with applicable laws, regulations and ethical standards.

While the Board is responsible for risk oversight, our management is responsible for managing risk. We have developed internal processes and an internal control environment to identify and manage risks and to communicate with the Board. The Board monitors and evaluates the effectiveness of the internal controls and the risk management program at least annually. Management communicates routinely with the Board and individual Directors on the significant risks identified and how they are being managed. Directors are free to, and often do, communicate directly with senior management.

The Audit Committee has responsibility for reviewing and overseeing the Company’s financial statements, including the integrity of the Company’s financial and disclosure controls, its legal compliance programs and procedures, and its procedures for identifying, evaluating and controlling material financial, legal and operational risk.

With respect to potential transactions with related parties required to be disclosed pursuant to Item 404(a) of Regulation S-K, the Audit Committee charter provides that the Audit Committee must review, approve and oversee such transactions. See “Certain Relationships and Related Party Transactions” for a description of such related party transactions since the beginning of fiscal year 2019 or that are currently proposed.

Board Attendance at Annual Meetings of Stockholders

We have not established a formal policy regarding director attendance at our annual meetings of stockholders, but our directors generally do attend the annual meeting. The President presides at the Annual Meeting of Stockholders, and our bylaws provide that the Board will hold an annual meeting of the Board immediately following the annual meeting of stockholders (or if such meeting is adjourned, the final adjournment) at the same place of such meeting of stockholders. Accordingly, unless one or more members of our Board are unable to attend, all members of our Board are typically present for the annual meeting of stockholders. All of our Directors attended the Annual Meeting in 2019. In light of the public health emergency related to the outbreak of the novel coronavirus in 2019 (“COVID-19”), and as we continue to monitor developments related to COVID-19, Directors may attend meetings remotely in the coming year.

Code of Ethics

We have adopted a code of ethics that applies to all of our directors, officers (including our Chief Executive Officer, Chief Financial Officer, Controller and any person performing similar functions) and employees. We have made the Code of Ethics available on our website at www.misonix.com.

Section 16 (a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires that our executive officers, directors and persons who own more than 10% of a registered class of our equity securities (“Reporting Persons”) file reports of ownership and changes in ownership on Forms 3, 4, and 5 with the SEC. These Reporting Persons are required by SEC regulation to furnish us with copies of all Forms 3, 4 and 5 they file with the SEC. Based solely on our review of the copies of the forms we have received, we believe that all Reporting Persons, complied on a timely basis with all filing requirements applicable to them with respect to transactions during fiscal year 2019.

Audit Committee Report

Management is responsible for our financial reporting process, including our system of internal control, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States. Our independent auditors are responsible for auditing those financial statements. The Audit Committee’s responsibility is to monitor and review these processes. It is not the Audit Committee’s duty or responsibility to conduct audit or accounting reviews or procedures. The members of the Audit Committee are not employees of the Company and may not be, and may not represent themselves to be or to serve as, accountants or auditors by profession or experts in the fields of accounting or auditing. Therefore, the Audit Committee has relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States and on the representations of the independent registered public accounting firm included in its report on our financial statements. The Audit Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions with management and the independent registered public accounting firm do not assure that our financial statements are presented in accordance with generally accepted accounting principles in the United States, that the audit of our financial statements has been carried out in accordance with generally accepted auditing standards or that our independent registered public accounting firm is in fact “independent”.

In accordance with its written charter, the Audit Committee assists our Board in fulfilling its responsibility to monitor the integrity of the accounting, auditing and financial reporting practices of the Company. Typically, for each fiscal year, the Audit Committee selects the independent registered public accounting firm to audit our financial statements and such selection is subsequently presented to our stockholders for ratification.

The Audit Committee has reviewed and discussed the audited financial statements contained in our Annual Report on Form 10-K for the year ended June 30, 2019 with our management and has discussed with the previously engaged independent registered public accounting firm the matters required to be discussed by the statement on Auditing Standards No. 1301 “Communications With Audit Committees” as adopted by the Public Company Accounting Oversight Board. The Audit Committee has also discussed with the independent registered public accounting firm matters relating to its independence, including a review of audit and non-audit fees and the written disclosures and letter from the independent registered public accounting firm to the Audit Committee pursuant to the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence.

Based on the review and discussions of the above, the Audit Committee recommended to our Board that our audited financial statements be included in our Annual Report on Form 10-K for the year ended June 30, 2019 for filing with the SEC.

Reported upon by the Audit Committee
Thomas M. Patton, Chair
Gwendolyn A. Watanabe
Patrick A. McBrayer*
*No longer serving on the Audit Committee

Executive Officers

Executive Officers of Misonix

The following table contains information regarding each of our executive officers:

Name	Age	Title
Stavros G Vizirgianakis	49	Chief Executive Officer
Allan Staley	60	President
Joseph P. Dwyer	64	Chief Financial Officer, Treasurer and Secretary
Sharon W. Klugewicz	52	Chief Operating Officer
Robert S. Ludecker	52	Senior Vice President of Sales
Linwood “Woody” Staub	58	Senior Vice President of Sales

Principal Occupation and Qualification of Executive Officers who are not Directors

Allan Staley has served at Misonix’s President since September 2019. He co-founded Solsys Medical LLC in 1999 and served as its Chief Executive Officer from May 2015 to September 2019, when we acquired Solsys. From 2007 through May 2015, Mr. Staley served as the President of Solsys and ran its day-to-day operations, including managing reports for sales, marketing, finance, quality and market access. Mr. Staley created Solsys’ business relationship with LifeNet in 2010 to market and distribute TheraSkin and led the reimbursement strategy, and its tactical execution, to secure broad reimbursement coverage for TheraSkin. Prior to 2007, Mr. Staley was a business attorney for 21 years. Mr. Staley received his J.D. from the Marshall-Wythe School of Law at the College of William & Mary and his B.S. from Randolph-Macon College.

Joseph P. Dwyer has served as our Chief Financial Officer since August 2017 and as our Treasurer and Secretary since September 2017, and previously served as Interim Chief Financial Officer from September 2016 to August 2017. From June 2015 to the present, Mr. Dwyer has provided financial consulting and advisory services to various companies, through the firms Dwyer Holdings and TechCXO. Prior thereto, from November 2012 until June 2015, he was Chief Financial Officer of Virtual Piggy, Inc., a publicly-traded technology company. Prior to joining Virtual Piggy, Mr. Dwyer served as chief financial officer of OpenLink Financial, Inc., a privately held company, which provides software solutions for trading and risk management in the energy, commodity, and capital markets. During 2011 and 2012, Mr. Dwyer was a member of the board of directors and chairman of the audit committee and served as interim chief administrative officer of Energy Solutions International, Inc., a privately-held company providing pipeline management software to energy companies and pipeline operators. From 2010 through 2011, Mr. Dwyer served as chief administrative officer of Capstone Advisory Group, LLC, a privately-held financial advisory firm providing corporate restructuring, litigation support, forensic accounting, expert testimony and valuation services. Mr. Dwyer served as a consultant to Verint Systems, Inc., a software company listed on the NASDAQ Global Market, from 2009 through 2010, assisting with SEC reporting and compliance. From 2005 through 2009, Mr. Dwyer served as chief financial officer and executive vice president of AXS-One Inc., a publicly traded software company. During 2004, Mr. Dwyer served as chief financial officer of Synergen, Inc., a privately held software company providing energy technology to utilities. Prior to 2004, Mr. Dwyer also served as chief financial officer and executive vice president of Caminus Corporation, an enterprise application software company that was formerly listed on the NASDAQ National Market, chief financial officer of ACTV, Inc., a digital media company that was formerly listed on the NASDAQ National Market, and chief financial officer of Winstar Global Products, Inc., a manufacturer and distributor of hair care, bath and beauty products until its acquisition by Winstar Communications, Inc. in 1995 when Mr. Dwyer went on to serve as senior vice president, finance of Winstar Communications. Mr. Dwyer received his BBA in Accounting from the University of Notre Dame in 1978 and is licensed as a Certified Public Accountant in the State of New York.

Sharon W. Klugewicz became Chief Operating Officer in March 2019. Prior to joining the Company, Ms. Klugewicz served from July 2018 to February 2019 as Chief Quality & Regulatory Affairs Officer for Chembio Diagnostic Systems, Inc. (“Chembio”), a manufacturer of diagnostic tests for infectious diseases. Prior to her role as Chief Quality & Regulatory Affairs Officer, Ms. Klugewicz served in various roles for Chembio, including President, Americas Region from September 2016 to June 2018, acting CEO from May 2017 to October 2017, Chief Operating Officer from May 2013 to August 2016 and Vice President, QA/QC/Technical Operations until April 2013. Prior to joining Chembio in September 2012, Ms. Klugewicz, held a number of executive positions at Pall Corporation, a world leader in filtration, separation and purification technologies, over her 21-year tenure there, including Sr. VP, Scientific & Laboratory Services, Sr. VP, Global Quality Operations in the Pall Life Sciences Division, as well as in Marketing Product Management, and Field Technical Services. Ms. Klugewicz holds an M.S. in Biochemistry from Adelphi University and a B.S. in Neurobiology from Stony Brook University.

Robert S. Ludecker became Senior Vice President of Global Sales and Marketing in May 2015. Prior to joining the Company as Global Vice President of Sales and Marketing in May 2013, Mr. Ludecker served from February 2011 to May 2013 as Vice President of Global Sales and Marketing for BioMimetic Therapeutics, a NASDAQ-listed biotechnology company, specializing in the development and commercialization of products which promote the healing of musculoskeletal injury and diseases, including orthopedic, spine, and sports medicine applications. Prior to BioMimetic, Mr. Ludecker served from February 2008 to February 2011 in a variety of senior sales and marketing leadership positions with Small Bone Innovations, a private New York City-based orthopedic company specializing in small bones, and Smith and Nephew, a leading U.K.-based global provider of orthopedic reconstruction implants and a broad portfolio of medical instruments and supplies. Mr. Ludecker holds a B.A. degree from Kenyon College.

Linwood “Woody” Staub has served as Misonix’s Senior Vice President of Sales since Misonix acquired Solsys Medical LLC in September 2019. From 2015 to 2019, Mr. Staub served as President and COO of Solsys Medical, LLC. Mr. Staub has 25 years of experience in the medical device industry. Mr. Staub has served as President of CMJ Medical, VP General Manager for the Johnson & Johnson Medical Devices Companies wound management group for Europe, Middle East and Africa, General Manager of the Indigo urology effort in Asia-Pacific, VP Sales and Marketing for the Women’s Health and Urology (old Gynecare) division, and global President for KCI’s V.A.C. division with over $1 billion in sales. As president of CMJ Medical, he headed a sports medicine distributorship with over $50 million in sales and 52 sales representatives across the Mid-Atlantic region. Woody graduated from Randolph Macon College in 1984 with a degree in Economics and has a Fellowship degree from Wharton in Hospital CEO Management.

Executive officers are elected annually by, and serve at the discretion of, the Board.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview of Compensation Program and Philosophy

Our compensation program is intended to:

•        Attract, motivate, retain and reward employees of outstanding ability;

•        Link changes in employee compensation to individual and corporate performance; and

•        Align employees’ interests with those of the Company’s stockholders.

The ultimate objective of our compensation program is to increase stockholder value. We seek to achieve these objectives with a total compensation approach which takes into account a competitive base salary, bonus pay based on the annual performance of the Company and individual goals and stock option and restricted stock awards.

The Board’s Compensation Committee, which is composed solely of independent directors and is responsible for making decisions regarding the amount and form of compensation paid to our executive officers, has carefully considered the results of prior say-on-pay stockholder votes. Based upon the vote results at the most recent annual stockholders meeting, stockholders appear to be supportive of the Compensation Committee’s approach to the executive compensation program.

Base Salaries

Base salaries paid to executives are intended to attract and retain highly talented individuals. In setting base salaries, individual experience, individual performance, the Company’s performance and job responsibilities during the year are considered. Executive salaries are evaluated against local companies of similar size and nature. During the fiscal year ended June 30, 2019, Messrs. Messrs. Vizirgianakis, Dwyer and Ludecker each received base salary increases of 3.0% based on performance.

Annual Bonus Plan Compensation

The Compensation Committee of the Board approves annual performance-based compensation. The purpose of the annual bonus compensation is to motivate executive officers and key employees. Target bonuses, based upon recommendations from the Chief Executive Officer, are evaluated and approved by the Compensation Committee for all management employees other than the Chief Executive Officer. The bonus recommendations are derived from individual and Company performance but not based on a specific formula and are discretionary. The Chief Executive Officer’s bonus compensation is derived from the recommendation of the Compensation Committee based upon the Chief Executive Officer’s performance and Company performance but is not based on a specific formula and is discretionary. Bonuses earned in fiscal 2019 based on performance were as follows: $163,305 to Mr. Vizirgianakis, $83,220 to Mr. Dwyer and $79,100 to Mr. Ludecker.

Equity Incentive Awards

Company executives are eligible to receive restricted stock and stock options (which gives them the right to purchase shares of Common Stock at a specified price in the future). These grants will vest based upon the passage of time, the achievement of performance metrics, or both. We believe that the use of restricted stock and stock options as the basis for long-term incentive compensation meets our defined compensation strategy and business needs by achieving increased value for stockholders and retaining key employees.

Stock option awards are intended to attract and retain highly talented executives, to provide an opportunity for significant compensation when overall Company performance is reflected in the stock price and to help align executives’ and stockholders’ interests. Stock options are typically granted at the time of hire to key new employees and annually to a broad group of existing key employees, including executive officers. We have adopted a number of equity compensation plans governing the grant of such stock options. All of our equity compensation plans have been approved by our stockholders.

Annual option grants to executive officers are made at the discretion of the Board or the Compensation Committee and may be in the form of incentive stock options (“ISOs”) up to the fullest extent permitted under tax laws, with the balance granted in the form of nonqualified stock options. The option grants are subject to the terms of the relevant plan. ISOs have potential income tax advantage for executives if the executive disposes of the acquired shares after satisfying certain holding periods. Tax laws provide that at the date of grant, the aggregate fair market value of ISOs that become exercisable for any employee in any year may not exceed $100,000.

Our current standard option vesting schedule for all employees is 25% on the first anniversary of the date of grant, 25% on the second anniversary of the date of grant, 25% on the third anniversary of the date of grant and 25% on the fourth anniversary of the date of grant.

The number of stock options granted in fiscal 2019 to the named executive officers, and their estimated fair value, were as follows:

Named Executive Officer	Grant Date	Number of Options Granted	Estimated Fair Value of Awards at Grant Date
Joseph P. Dwyer	7/24/2018	25,000	$218,924
Sharon Klugewicz	3/1/2019	25,000	$276,170
Robert S. Ludecker	7/24/2018	18,000	$157,625

The stock options awarded on July 24, 2018 had an exercise price of $15.90 (which was equal to the closing market price per share of our stock on the date of grant). The stock options awarded on March 1, 2019 had an exercise price of $19.84 (which was equal to the closing market price per share of our stock on the date of grant). All stock options in the above table provide for vesting at 25% per year on the first four-year anniversary dates of the grant date, with a stated expiration date of ten years after grant.

Other Annual Compensation and Benefits

Although direct compensation, in the form of salary, non-equity incentive awards and long-term equity incentive awards provide most of the compensation to each Executive Officer, we also provide for the following items of additional compensation:

•        Retirement savings are provided by a 401(k) plan, in the same manner to all U.S. employees. This plan includes an employer matching contribution of 10% which is intended to encourage employees (including the chief executive officer) to save for retirement; and

•        Health, life and disability benefits are offered to our executive officers in the same manner to all of our U.S. employees. We provided additional life insurance, long term care policies and certain transportation expenses for our chief executive officer and each of our executive officers.

Transportation expenses are provided to executive officers, primarily in the form of an automobile allowance.

Compensation Committee Report

Our Compensation Committee has furnished the following report. The information contained in the “Compensation Committee Report” is not deemed to be “soliciting material” or to be “filed” with the SEC, nor is such information to be incorporated by reference into any future filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, as amended, except to the extent that we specifically incorporate it by reference in to such filings.

Our Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” required by Item 402(b) of Regulation S-K of the Securities Act with management. Based on such review and discussion, our Compensation Committee recommended to our Board of Directors that the “Compensation Discussion and Analysis” be included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2019 for filing with the SEC.

Compensation Committee
Patrick A. McBrayer*
Dr. Charles Miner III*
Thomas M. Patton
*No longer serving on the Compensation Committee

Compensation Committee Interlocks and Insider Participation

During fiscal 2019, Messrs. McBrayer, Miner and Patton served as members of our Compensation Committee. No Member of our Compensation Committee is or was during fiscal year 2019 an employee or an officer of Misonix or its subsidiaries or was formerly an officer of Misonix.

Summary of Compensation

The table and footnotes below describe the total compensation for fiscal years ended June 30, 2019, June 30, 2018, and June 30, 2017 earned by the “named executive officers,” who are each of the persons who served as our principal executive officer and principal financial officer during fiscal 2019, and each of the other most highly compensated individuals who were serving as executive officers of the Company on June 30, 2019, the last day of the fiscal year.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Fiscal year Ended June 30,	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	All Other Compensation ($)		Total ($)
Stavros Vizirgianakis	2019	$382,000	$163,305	$—	$—	$8,848	(1)	$554,153
President and Chief Executive	2018	$365,400	$167,000	$—	$—	$8,907	(1)	$541,307
Officer	2017	$180,000	$103,125	$3,637,388	$—	$124,020		$4,044,533

Joseph P. Dwyer	2019	$292,000	$83,220	$—	$218,924	$8,799	(1)	$602,943
Chief Financial Officer	2018	$309,385	$85,000	$—	$649,008	$7,327	(1)	$1,050,720
	2017	$285,000	$—	$—	$—	$—		$285,000

Robert S. Ludecker	2019	$293,000	$79,100	$—	$157,625	$8,466	(1)	$538,191
Senior Vice President-Medical	2018	$279,972	$170,500	$—	$132,476	$9,409	(1)	$592,356
Global Sales and Marketing	2017	$271,817	$82,500	$—	$264,250	$31,300	(1)	$649,867

Sharon Klugewicz(2)	2019	$83,333	$10,000	$—	$276,170	$2,538	(1)	$372,041
Chief Operating Officer	2018	$—	$—	$—	$—	$—		$—
	2017	$—	$—	$—	$—	$—		$—

____________

(1)      Consists of a car allowance, life and long term care insurance coverage.

(2)      Ms. Klugewicz joined Misonix in March 2019. Her salary and bonus represent four months of fiscal 2019. Also reflects her initial option grant.

Grants of Plan Based Awards

The following table presents non-equity and equity awards granted to the named executive officers in fiscal year 2019.

GRANTS OF PLAN BASED AWARDS IN FISCAL 2019

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base price of Option Awards ($/Share)(1)	Grant Date Fair Value of Stock and Option Awards ($)(2)
Joseph P. Dwyer	7/24/2018	—	25,000	$15.90	$218,924
Sharon Klugewicz	3/1/2019	—	25,000	$19.84	$276,170
Robert S. Ludecker	7/24/2018	—	18,000	$15.90	$157,625

____________

(1)      All stock options in the above table provide for vesting at 25% per year on the first four-year anniversary dates of the grant date, with a stated expiration date of ten years after grant.

(2)      This amount represents the Black-Scholes computation as of that date of award.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding outstanding equity awards held as of June 30, 2019 by our named executive officers.

OUTSTANDING EQUITY AWARDS AT 2019 FISCAL YEAR END

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Not Vested	Market Value of Shares of Stock That Have Not Vested
Stavros G. Vizirgianakis	53,600	(1)		$—		80,400	$2,043,768
	133,000	(1)				—	$—
		(1)				133,000	$3,380,860

Joseph P. Dwyer
	25,000	75,000	(2)	10.20	8/21/2027
	3,000	9,000	(3)	10.25	11/2/2027
		25,000	(9)	15.90	7/24/2028

Robert S. Ludecker
	3,443	—	(3)	4.68	9/10/2023
	35,000	—	(4)	7.67	9/9/2024
	80,000	—	(5)	12.77	5/14/2025
	22,500	7,000	(6)	9.38	8/18/2025
	15,550	15,450	(7)	6.76	11/3/2026
	15,500	15,000	(8)	9.53	12/6/2026
	6,000	18,000	(2)	10.25	11/2/2027
	—	18,000	(9)	15.90	7/24/2028

Sharon Klugewicz
		25,000	(10)	19.84	3/1/2029

____________

(1)      134,000 shares vesting in five equal installments on September 1, 2017, 2018, 2019, 2020 and 2021; 133,000 shares vest if both of the following conditions are satisfied simultaneously: (A) at any time prior to the third anniversary of the grant date, the most recent publicly reported trailing four (4) fiscal quarter revenue of the Company (exclusive of the impact of any acquisitions after the grant date) is at least $35,000,000 and (B) the closing price of our Common Stock is at least $10.50 per share (subject to adjustment for stock splits, stock dividends and the like) for ten (10) consecutive trading days; and 133,000 shares vest if both of the following conditions are satisfied simultaneously: (A) at any time prior to the fifth anniversary of the grant date, the most recent publicly reported trailing four (4) fiscal quarter revenue of the Company (exclusive of the impact of any acquisitions after the grant date) is at least $48,000,000 and (B) the closing price of our Common Stock is at least $13.00 per share (subject to adjustment for stock splits, stock dividends and the like) for ten (10) consecutive trading days.

(2)      Options issued 8/21/17 and vest equally over 4 years.

(3)      Options issued 11/2/17 and vest equally over 4 years.

(4)      Options issued 9/09/14 and vest equally over 4 years.

(5)      Options issued 5/14/2015 and vest equally on 11/14/2016, 5/14/2017, 5/14/2018 and 5/14/2019.

(6)      Options issued 8/18/2015 and vest equally over 4 years.

(7)      Options issued on 11/3/16 and vested equally over 4 years.

(8)      Options issued on 12/6/16 and vested equally over 4 years.

(9)      Options issued on 7/24/18 and vested over 4 years.

(10)    Options issued on 3/1/19 and vested over 4 years.

Stock Option Exercises

There were no stock option exercises during fiscal 2019 by the named executive officers.

Employment and Severance Agreements

Vizirgianakis Employment Agreement

On December 15, 2016, we entered into an Employment Agreement (the “Vizirgianakis Agreement”) with Stavros G. Vizirgianakis pursuant to which Mr. Vizirgianakis serves as our full time President and Chief Executive Officer. Mr. Vizirgianakis had been serving on an unpaid basis as our interim Chief Executive Officer since September 2, 2016. Mr. Vizirgianakis continues to serve as a member of our Board of Directors.

Pursuant to the Vizirgianakis Agreement, Mr. Vizirgianakis’ employment is automatically renewed and extended for consecutive one year renewal terms on each September 13, unless either party sends to the other party a notice of nonrenewal at least 90 days prior to the expiration of any then-current renewal term. Mr. Vizirgianakis receives an annual base salary of not less than three hundred sixty thousand dollars ($360,000) per annum, subject to review by our Board at least annually for increase but not for decrease. Mr. Vizirgianakis is also eligible to receive annual bonuses in the discretion of our Board. The Vizirgianakis Agreement also provides for a one-time $10,000 moving allowance and reimbursement of counsel fees relating to visa matters and the negotiation of the Vizirgianakis Agreement. If we terminate Mr. Vizirgianakis’ employment without cause (as defined in the Vizirgianakis Agreement), we provide a notice of non-renewal, or Mr. Vizirgianakis terminates his employment for good reason (as defined in the Vizirgianakis Agreement), Mr. Vizirgianakis will be entitled to receive (i) a lump-sum cash payment from the Company in an amount equal to 1.5 times the annual base salary as is in effect immediately prior to the date of such termination, and (ii) continuation of all employee benefits and fringe benefits to which he was entitled under the Vizirgianakis Agreement immediately prior to such termination of employment for a period of 18 months following the termination of employment. The Vizirgianakis Agreement also contains non-competition and non-solicitation covenants from Mr. Vizirgianakis during the term of employment and for a period of 18 months thereafter.

In conjunction with the execution of the Vizirgianakis Agreement, Mr. Vizirgianakis received grants of an aggregate of 400,000 shares of restricted stock pursuant to the Company’s 2014 Employee Equity Incentive Plan (the “Plan”) as follows: (i) a grant of 134,000 shares vesting in five equal installments on September 1, 2017, 2018, 2019, 2020 and 2021; (ii) a performance grant of 133,000 shares which vests if both of the following conditions are satisfied simultaneously: (A) at any time prior to the third anniversary of the grant date, the most recent publicly reported trailing 4 fiscal quarter revenue of the Company (exclusive of the impact of any acquisitions after the grant date) is at least $35,000,000 and (B) the closing price of our Common Stock is at least $10.50 per share (subject to adjustment for stock splits, stock dividends and the like) for 10 consecutive trading days; and (iii) a performance grant of 133,000 shares which vests if both of the following conditions are satisfied simultaneously: (A) at any time prior to the fifth anniversary of the grant date, the most recent publicly reported trailing four fiscal quarter revenue of the Company (exclusive of the impact of any acquisitions after the grant date) is at least $48,000,000 and (B) the closing price of our Common Stock is at least $13.00 per share (subject to adjustment for stock splits, stock dividends and the like) for 10 consecutive trading days. The aforementioned performance grants will vest on a change of control in accordance with the Plan only if the applicable share price threshold is met in such transaction.

Dwyer Employment Agreement

On August 21, 2017, we entered into an Employment Agreement (the “Dwyer Agreement”) with Joseph P. Dwyer pursuant to which Mr. Dwyer serves as the Company’s full time Chief Financial Officer. Mr. Dwyer had been serving as Interim Chief Financial Officer of the Company since September 13, 2016.

Pursuant to the Dwyer Agreement, Mr. Dwyer’s employment is automatically renewed and extended for consecutive one year renewal terms on each August 21, unless either party sends to the other party a notice of non-renewal at least 90 days prior to the expiration of the then-current renewal term. Mr. Dwyer receives an annual base salary of not less than two hundred seventy-five thousand dollars ($275,000) per annum, subject to review by the Board at least annually for increase but not for decrease. Mr. Dwyer is also eligible to receive annual bonuses in the discretion of the Board. If we terminate Mr. Dwyer’s employment without cause (as defined in the Dwyer Agreement), we provide a notice of non-renewal, or Mr. Dwyer terminates his employment for good reason (as defined in the Dwyer Agreement), Mr. Dwyer will be entitled to receive (i) a lump-sum cash payment from the Company in an amount equal to 100 percent of his annual base salary and (ii) continuation of all employee benefits and fringe benefits to which he was entitled under the Dwyer Agreement immediately prior to such termination of employment for a period of 12 months following the termination of employment. The Dwyer Agreement also contains non-competition and non-solicitation covenants from Mr. Dwyer during the term of employment and for a period of 12 months thereafter.

In conjunction with the execution of the Dwyer Agreement, Mr. Dwyer received a grant of a ten-year stock option to purchase 100,000 shares (the “Dwyer Stock Option Award”) of our common stock, under the Misonix, Inc. 2017 Equity Incentive Plan. The Dwyer Stock Option Award has an exercise price of $10.20 per share, which equals the fair market value as defined in the plan and vests and becomes exercisable in four equal annual installments from the date of grant.

Executive Severance Agreements

On September 15, 2016, we entered into a letter agreement with Robert S. Ludecker (the “Ludecker Agreement”) which provides that in the event of a Change in Control of Misonix (as defined in the Ludecker Agreement) and his employment by the Company or the acquiring company ceases (x) involuntarily or (y) voluntarily in accordance with the terms of the Ludecker Agreement, Mr. Ludecker will be entitled to a one-time additional compensation equal to 12 months annual base salary. The Ludecker Agreement contains standard provisions regarding (i) execution of a release and covenant not to sue; (ii) cooperation; (iii) confidentiality; (iv) non-competition; (v) non-solicitation; and (vi) non-disparagement.

Summary of Potential Payments Upon Termination or Following a Change-In-Control

Severance Agreement and Severance Payments

Except as described above, we did not have severance agreements with any of our Executive Officers during fiscal 2019.

Change-in-Control and Change-in-Control Payments

In the event of a change-in-control, we are required to make certain change-in-control payments to Mr. Ludecker under the terms of the change-in-control agreements. The agreements provide for 12 months base salary upon change in control of the Company.

The following table shows the benefits which would be received by each of our named executive officers for severance and change-in-control events (data with respect to equity awards assumes at change of control at June 30, 2019):

	Severance Payments			Change-in-Control Payments
	Salary	Employee Benefits	Total	Salary	Employee Benefits	Equity Awards	Total
Stavros G. Vizirgianakis	$573,000	$32,040	$605,040	$—	$—	$5,424,628	$5,424,628
Joseph P. Dwyer	$292,000	$21,360	$313,360	$—	$—	$1,516,030	$1,516,030
Robert S. Ludecker	$—	$—	$—	$293,000	$—	$3,776,608	$4,069,608

Tax deductibility of Executive Compensation

Section 162 (m) of the Code limits to $1,000,000 per person the amount that we may deduct for compensation paid to any of our most highly compensated officers in any year. In fiscal 2019, there was no executive officer’s compensation that exceeded $1,000,000.

Equity Plans

As of June 30, 2019, the Company had the following stock plans with options or other grants outstanding or available for issuance:

Plan	Initial Shares	Granted	Exercised	Expired/ Forfeited	Outstanding	Available For Issuance
2001 Employee Stock Option Plan	1,000,000	1,251,261	376,368	869,455	5,438	—
2005 Employee Equity Incentive Plan	500,000	547,125	494,200	48,925	4,000	—
2005 Non Employee Director Stock Option Plan	500,000	195,000	127,500	52,500	15,000	—
2009 Employee Equity Incentive Plan	500,000	624,925	399,407	129,350	96,168	—
2009 Non Employee Director Stock Option Plan	200,000	230,000	60,000	56,250	113,750	4,425
2012 Employee Equity Incentive Plan	500,000	732,000	190,999	242,501	298,500	10,501
2012 Non Employee Director Stock Option Plan	200,000	237,500	37,500	56,250	143,750	18,750
2014 Employee Equity Incentive Plan	750,000	945,000	81,874	223,876	639,250	28,876
2017 Equity Incentive Plan	750,000	285,000	—	37,000	248,000	499,000
Total					1,563,856	561,552

Director Compensation

Director Compensation For Fiscal 2019

Directors are compensated through payment of a cash fee and annual stock option grants. In fiscal 2019, each non-employee director received an annual fee of $35,000 and the Chairman of the Audit Committee received $45,000. Each non-employee director is also reimbursed for reasonable expenses incurred while traveling to attend meetings of our Board and Board committees, and while traveling in furtherance of the Company’s business. The following table sets forth information with respect to the compensation of our directors for fiscal 2019.

DIRECTOR COMPENSATION FOR THE 2019 FISCAL YEAR

	DIRECTOR COMPENSATION FOR THE 2019 FISCAL YEAR
Name	Fees Earned or Paid in Cash ($)	Option Awards ($)	Total ($)
Gwendolyn A. Watanabe	$35,000	$156,010	$191,010
Dr. Charles Miner III	$35,000	$122,719	$157,719
Thomas M. Patton	$45,000	$122,719	$167,719
Patrick A. McBrayer	$35,000	$122,719	$157,719

Outstanding options at June 30, 2019 were as follows: Ms. Watanabe — 20,000, Dr. Miner — 90,000 shares, Mr. McBrayer — 65,000 shares, and Mr. Patton — 52,500 shares.

EQUITY COMPENSATION PLAN INFORMATION

Our stockholders have approved our 2009 Non-Employee Director Stock Option Plan, the 2012 Employee Equity Incentive Plan, the 2012 Non-Employee Director Stock Option Plan, the 2014 Employee Equity Incentive Plan and the Incentive Plan, each of which awards may currently be made under. We do not have any equity compensation plans outstanding that have not been approved by stockholders. The following table sets forth information regarding outstanding options and restricted stock and shares reserved and remaining available for future issuance under the foregoing plans as of May 15, 2020:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)(1)	Weighted-average exercise price of outstanding options, warrants and rights (b)(2)(3)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)(c)
Equity compensation plans approved by security holders	1,950,231	$11.54	32,052
Equity compensation plans not approved by security holders	—	—	—
Total	1,950,231	$11.54	32,052

____________

(1)      This number includes 1,550,231 shares subject to outstanding options and 400,000 shares subject to outstanding restricted stock awards.

(2)      The weighted average exercise price is calculated based solely on the exercise prices of the outstanding options and does not reflect the shares that will be issued upon the vesting of outstanding restricted stock awards of 400,000, which have no exercise price.

(3)      The weighted-average remaining contractual term of our outstanding options as of May 15, 2020 was 7.6 years.

Security Ownership

The following table sets forth as of May 19, 2020 certain information with regard to the ownership of our Common Stock by (i) each beneficial owner of 5% or more of our Common Stock; (ii) each director; (iii) each executive officer named in the “Summary Compensation Table” above; and (iv) all executive officers and directors of the Company as a group. Unless otherwise stated, the persons named in the table have sole voting and investment power with respect to all Common Stock shown as beneficially owned by them.

Name and Address(1)	Common Stock Beneficially Owned		Percent Of Class
Stavros G. Vizirgianakis	1,679,078	(2)	9.48%
1315 Capital	1,695,969		9.57%
SV Health Investors	1,695,969		9.57%
Allan Staley	221,824		1.25%
Linwood Staub	170,736		0.96%
Thomas M. Patton	48,250	(3)	0.27%
Gwendolyn A. Watanabe	5,000	(4)	0.03%
Joseph P. Dwyer	66,950	(5)	0.38%
Robert S. Ludecker	222,192	(6)	1.25%
Sharon Klugewicz	6,840		0.04%
All executive officers and Directors as a group (Ten people)	5,812,808	(7)	32.81%

____________

*        Less than 1%

(1)      Except as otherwise noted, the business address of each of the named individuals in this table is c/o MISONIX, INC., 1938 New Highway, Farmingdale, New York 11735.

(2)      Includes 30,000 shares which Mr. Vizirgianakis has the right to acquire upon exercise of stock options which are exercisable within 60 days.

(3)      Includes 41,250 shares which Mr. Patton has the right to acquire upon exercise of stock options which are exercisable within 60 days.

(4)      Includes 5,000 shares which Ms. Watanabe has the right to acquire upon exercise of stock options which are exercisable within 60 days.

(5)      Includes 62,250 shares which Mr. Dwyer has the right to acquire upon exercise of stock options which are exercisable within 60 days.

(6)      Includes 210,692 shares which Mr. Ludecker has the right to acquire upon exercise of stock options which are exercisable within 60 days.

(7)      Includes 355,442 shares which such persons have the right to acquire upon exercise of stock options which are exercisable within 60 days.

- Proposal TWO -
Non-Binding Advisory Vote to Approve THE COMPENSATION OF
OUR NAMED EXECUTIVE OFFICERS

We are providing our stockholders the opportunity to vote to approve, on an advisory, non-binding basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules. This proposal, which is commonly referred to as “say-on-pay,” is required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, which added Section 14A to the Securities Exchange Act of 1934, as amended.

As discussed in the Compensation Discussion and Analysis above and in the Compensation Disclosure Tables that follow, our executive compensation program is designed to attract, retain, and reward capable employees who can contribute to our success. We believe that our executive compensation program is reasonable, competitive, and focused on the principle of pay for performance. To that end, compensation is based on a mix of base salary, performance-based annual and long-term incentives, and benefits and perquisites. Furthermore, we seek to maintain levels of compensation that are competitive with similar companies in our industry. We believe that the fiscal 2019 compensation of our named executive officers was appropriate and aligned with our fiscal 2019 results.

The say-on-pay vote gives stockholders the opportunity to indicate their views on the compensation of our named executive officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers disclosed and the compensation philosophy, policies, and practices disclosed in this proxy statement. Accordingly, our Board is seeking stockholder approval of the following resolution:

“RESOLVED, that the stockholders approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission in the ‘Compensation Discussion and Analysis’ and the related accompanying tabular and narrative disclosure included in the Company’s Proxy Statement for the fiscal 2020 Annual Meeting of stockholders.”

As an advisory vote, this proposal is not binding upon the Company or our Board. Nevertheless, the Compensation Committee of our Board, which is composed solely of independent directors and is responsible for making decisions regarding the amount and form of compensation paid to our executive officers, will carefully consider the stockholder vote on this matter, along with the other expressions of stockholders views it receives on specific policies and desirable actions. If there are a significant number of unfavorable votes, we will seek to understand the concerns that influenced the vote and address them in making future decisions affection the executive compensation program. The next stockholder advisory vote on executive compensation of our named executive officers will take place at the 2021 Annual Meeting of Stockholders that our stockholders approve pursuant to Proposal 3 in this proxy statement.

Our Board recommends a vote FOR
the proposal to approve the compensation
of our named executive officers as disclosed in this proxy statement.

- Proposal THREE -
APPROVAL OF THE AMENDMENT TO THE MISONIX, INC. 2017 EQUITY INCENTIVE PLAN

On May 6, 2020, the Compensation Committee of our Board voted to approve an amendment to the Misonix, Inc. 2017 Equity Incentive Plan (referred to as the “Incentive Plan”), subject to stockholder approval. The proposed amendment (the “First Amendment”) would (a) add an additional 1,200,000 shares of our common stock, $.0001 par value per share (the “Common Stock”), to the Incentive Plan share reserve, which would bring the total number of shares of our Common Stock reserved under the Incentive Plan to 1,950,000 and (b) extend the term of the Incentive Plan, as described below. Our Board has determined that the remaining number of shares available for issuance under the Incentive Plan is not sufficient for the Company to meet the objectives of its compensation program going forward.

Accordingly, the Board believes that it is in the best interests of the Company to adopt the First Amendment to the Incentive Plan to increase the number of shares of our Common Stock available for grant by 1,200,000 shares of our Common Stock to a total number of 1,950,000 shares of our Common Stock, as provided herein, so that the Company can continue to attract and retain the services of those persons essential to the Company’s growth and financial success. If approved, the First Amendment will be effective as of the date of stockholder approval. If the First Amendment is not approved by our stockholders, the Incentive Plan will remain in effect in its present form and the number of shares of our Common Stock available for issuance under our Incentive Plan will not be increased and the expiration date of the Incentive Plan will remain the same.

Background and Purpose of the Proposal.    The Incentive Plan currently authorizes awards to be granted covering up to 750,000 shares of our Common Stock. As of May 15, 2020, no additional shares of our Common Stock remained available for issuance upon future grants under the Incentive Plan and 32,052 shares of our Common Stock remained available for issuance under the 2009 Non-Employee Director Stock Option Plan, the 2012 Employee Equity Incentive Plan, the 2012 Non-Employee Director Stock Option Plan and the 2014 Employee Equity Incentive Plan (together the “Prior Plans”).

On May 6, 2020, our Board determined that it is in the Company’s best interest to amend the Incentive Plan, subject to stockholder approval, to increase the number of authorized shares of Common Stock by 1,200,000, bringing the total to 1,950,000 shares of Common Stock. The proposed increase in the number of shares authorized for issuance under the First Amendment is expected to provide flexibility to enable the continued use of the Incentive Plan for stock-based grants and awards consistent with the objectives of our compensation program for approximately two to three years while attempting to minimize dilution to our stockholders.

The following includes aggregated information regarding our view of the overhang and dilution associated with awards currently outstanding under the Incentive Plan and the Prior Plans as of May 15, 2020, the number of shares available for awards under the Incentive Plan and the Prior Plans as of that date, and the proposed number of shares that would be issuable as a result of the First Amendment.

•        Total number of shares of Common Stock subject to outstanding full value awards (including restricted stock and restricted stock units) under the Incentive Plan (0 shares) and the Prior Plans (400,000 shares): 400,000 shares (approximately 2.3% of our outstanding Common Stock).

•        Total number of shares of Common Stock subject to outstanding stock options under the Incentive Plan (747,000 shares) and the Prior Plans (803,231 shares): 1,550,231 shares (approximately 8.9% of our outstanding Common Stock) (outstanding stock options have a weighted average exercise price of $11.54 and a weighted average remaining term of 7.6 years).

•        The proposed additional shares of our Common Stock available for future issuance under the First Amendment is 1,200,000 (approximately 6.9% of our outstanding Common Stock, which reflects the simple dilution of our stockholders that would occur if the First Amendment is approved).

Based on the closing price on NASDAQ for our Common Stock on May 15, 2020 of $10.90 per share, the aggregate market value as of May 15, 2020 of the new 1,200,000 shares of Common Stock requested under the First Amendment was $13,080,000.

In fiscal years 2017, 2018 and 2019, we granted awards under the Incentive Plan covering 0 shares, 172,000 shares, and 285,000 shares, respectively. Based on our basic weighted average shares of Common Stock outstanding for those three fiscal years of 8,398,778 shares, 9,009,189 shares and 9,333,117 shares, respectively, for the three-fiscal-year period 2017-2019, our average burn rate, not taking into account forfeitures, was 1.7%. (Our individual years’ burn rates were 0% for fiscal 2017, 1.9% for fiscal 2018 and 3.1% for fiscal 2019).

On that basis, and the Board’s reasonable estimates of future needs, we anticipate that the 32,052 shares that remained available for issuance as of May 15, 2020 for future awards under the Prior Plans would last less than one year. Based on historic grant rates, we anticipate that with the additional 1,200,000 shares requested in connection with approval of the First Amendment, our total share reserve under the Incentive Plan as amended by the First Amendment will last for about two to three years, but could last for a different period of time if actual practice does not match recent rates or our share price changes materially. As noted below, our Compensation Committee retains full discretion under the Incentive Plan to determine the number and amount of awards to be granted under the Incentive Plan, subject to the terms of the 2020 Plan. Future benefits that may be received by participants under the 2020 plan are not determinable at this time.

In determining the number of shares to request for approval under the First Amendment, our Board worked with the Compensation Committee and outside advisors and considered a number of factors, including the facts above, the historic burn rate, the possible dilutive effect to our stockholders if the First Amendment is adopted, and the benefits of continuing to attract and retain the services of those persons essential to the Company’s growth and financial success and the past grants of stock awards. The Board received information from management regarding the total number of shares available for grants as a percentage of the total number of shares outstanding for the Company. This information was considered by the Board in their determination that the amount of shares to be issued under the First Amendment was not excessive. The Board will reevaluate the size of the pool going forward and intends to be and has been diligent in making sure equity awards are being issued on a conservative and mindful basis. Currently, the Board has no near-term plan to issue additional equity awards to executive officers of the Company.

In evaluating this proposal, stockholders should consider all of the information in this proposal. The proposed First Amendment is included as Appendix B hereto. If our stockholders approve this proposal, we intend to file, pursuant to the Securities Act, a registration statement on Form S-8 to register the additional shares available for delivery under the Incentive Plan pursuant to the First Amendment.

Only Changes to Existing Incentive Plan.    The only changes to the existing Incentive Plan are (a) to increase the aggregate number of shares of our Common Stock that may be issued under the Incentive Plan by 1,200,000 shares, from a total of 750,000 shares to 1,950,000 shares, (b) to increase the maximum number of shares for which incentive stock options may be granted under the Incentive Plan by 1,200,000 shares, from a total of 750,000 shares to 1,950,000 shares, and (c) to extend the term of the Incentive Plan through the tenth anniversary of the date the stockholders approve the First Amendment.

Description of the Terms of the Incentive Plan.    The following summary provides a general description of the material features of the Incentive Plan, but is not a complete description of all provisions of the Incentive Plan, and is qualified in its entirety by reference to the full text of (a) the Incentive Plan, which is attached to this proxy statement as Appendix A and (b) the First Amendment, which is attached to this proxy statement as Appendix B, which collectively comprise the terms of the amended Incentive Plan.

Purposes.    The purposes of the Incentive Plan are:

•        to make available to our key employees, directors, and consultants certain compensatory arrangements related to the growth in value of our Common Stock so as to generate an increased incentive to contribute to our future financial success and prosperity;

•        to enhance our ability to attract and retain exceptionally qualified individuals whose efforts can affect our financial growth and profitability; and

•        align, generally, the interests of our key employees, directors, and consultants with the interests of our stockholders.

Principal Features of the Incentive Plan.    Awards that may be granted under the Incentive Plan include options, restricted stock and restricted stock units, dividend equivalents, and other stock-based awards (which we refer to collectively as “Awards”).

Eligibility.    Any director of the Company, consultant (which includes any natural person providing bona fide services to the Company or an affiliate of the Company that are not in connection with the offer or sale of securities in a capital raising transaction, provided that such party does not directly or indirectly promote or maintain a market in the Company’s securities), or employee of the Company or an affiliate of the Company may be eligible to participate in the Incentive Plan (whom we refer to collectively as “Eligible Recipients”). The basis for participation in the Incentive Plan by Eligible Recipients is the designation of such persons for participation by the Compensation Committee (or its proper delegate) in its discretion. As of May 15, 2020, there were approximately 257 employees, 4 directors and no consultants eligible to participate in the Incentive Plan.

Administration of Incentive Plan.    Our Compensation Committee, consisting of non-employee directors chosen by our Board, each of whom is a “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, will, among other things, administer the Incentive Plan, and will determine which Eligible Recipients will receive Awards and the terms and conditions of these Awards. The number of Eligible Recipients who may receive Awards under the Incentive Plan will likely vary from year to year.

Shares Available for Issuance.     The maximum number of shares of our Common Stock that may be available under the amended Incentive Plan would be 1,950,000 shares. The Company may, in its discretion, issue under the Incentive Plan authorized but unissued shares or shares that we have reacquired. Shares of our Common Stock subject to Awards that have by their terms expired, or are forfeited, canceled, or surrendered without full consideration paid therefor, or that are reacquired by the Company after issuance without full consideration paid therefor, will again be available for Awards under the Incentive Plan. In addition, any shares of our Common Stock underlying Awards granted in assumption of, or in substitution for, outstanding awards previously granted by a company acquired by us, or with which we combine (which we refer to as “Substitute Awards”) shall not be counted against the shares available for delivery under the Incentive Plan. The maximum number of shares that may be subject to incentive stock options granted under the Incentive Plan, as revised, is also increased by 1,200,000 shares to 1,950,000 shares.

Adjustments.    If a fundamental corporate event occurs (as further described in the Incentive Plan), our Compensation Committee may, as it deems appropriate, and subject to certain exceptions, adjust the number and kind of our shares that may be delivered under the Incentive Plan in the future and the number and kind of shares and the grant, purchase or exercise price, if applicable, under all outstanding Awards to prevent the dilution or enlargement of the benefits or potential benefits intended to be made available under the Incentive Plan. Cash payments to the holders of outstanding Awards may also be made in such cases.

Grants Under the Incentive Plan

Stock Options.    Our Compensation Committee may grant options to purchase shares of our Common Stock under the Incentive Plan in the form of non-statutory stock options (which we refer to as NSOs) and incentive stock options (which we refer to as ISOs). These options may contain any terms that our Compensation Committee determines in accordance with the Incentive Plan. The exercise price shall not be less than 100% of the fair market value of a share of our Common Stock on the date of grant. Our Compensation Committee shall have the discretion to determine the terms and conditions upon which options shall be exercisable, however, the period for exercising the option may never extend beyond 10 years from the date of grant.

Restricted Stock and Restricted Stock Units.    Our Compensation Committee may grant Eligible Recipients restricted stock units which provide a contractual right to receive shares of our Common Stock or cash based on the fair market value of the related shares at the end of a restricted period determined by our Compensation Committee, which restricted period is generally expected to be three years or more. Our Compensation Committee also may grant shares of restricted stock that are nontransferable and subject to substantial risk of forfeiture during the applicable restricted period. Our Compensation Committee shall have the discretion to provide that Awards of restricted stock and restricted stock units will vest, if at all, upon the (i) employee’s continued employment, or director or consultant service during the relevant restricted period as determined by our Compensation Committee and/or (ii) attainment or partial attainment of performance objectives or performance goals determined by our Compensation Committee. In general, an employee who has been granted restricted stock, the vesting restrictions of which relate solely to the passage of time and continued employment, will from the date of grant have the benefits of ownership in respect of such shares, including the right to receive dividends and other distributions thereon, subject to the restrictions set forth in the Incentive Plan and in the instrument evidencing such Award. With respect to any performance period, no Eligible Recipient may be granted Awards of incentive stock or incentive units which vest upon the achievement of performance objectives in respect of more than 500,000 shares of our Common Stock or, if such Awards are settled in cash, the fair market value of such shares determined at the time of payment (each subject to adjustment as described above).

With respect to any Award of restricted stock or restricted stock units made to one of our Eligible Recipients that our Compensation Committee determines will vest based on the achievement of “performance goals”, such performance goals shall relate to at least one of the following criteria, which may be determined solely by reference to our performance or the performance of a subsidiary or an affiliate (or any business unit thereof) or based on comparative performance relative to other companies: (i) net income, (ii) earnings before income taxes, (iii) earnings per share, (iv) return on stockholders’ equity, (v) expense management, (vi) profitability of an identifiable business unit or product, (vii) revenue growth, (viii) earnings growth, (ix) total stockholder return, (x) cash flow, (xi) return on assets, (xii) pretax operating income, (xiii) net economic profit (operating earnings minus a charge for capital), (xiv) customer satisfaction, (xv) provider satisfaction, (xvi) employee satisfaction, (xvii) strategic innovation, or (xviii) any combination of the foregoing.

The vesting of restricted stock or restricted stock units may also be based on the achievement of “performance objectives,” which may include any measure of our business performance or the business performance of a division or affiliate, including, the growth in book or market value of capital stock, the increase in the earnings in total or per share, or any other financial or non-financial indicator as specified by our Compensation Committee.

Dividend Equivalents.    Our Compensation Committee grant Eligible Recipients dividend equivalents, under which the holder will be entitled to receive payments equivalent to dividends with respect to a number of shares of Common Stock, as determined by our Compensation Committee. Our Compensation Committee may provide that dividend equivalents may be reinvested in our Common Stock or otherwise reinvested.

Other Stock-Based Awards.    The Incentive Plan also authorizes our Compensation Committee to grant other stock-based awards to Eligible Recipients.

Limitation on Awards.    No Eligible Recipient may be granted Awards covering more than 500,000 shares of our Common Stock in respect of any one-year period in which the Incentive Plan is in effect (subject to adjustment as described above).

Effect of Awards on Termination of Employment.    The Incentive Plan contains default provisions for the treatment of Awards of options, restricted stock, restricted stock units and dividend equivalents upon the death, retirement, or other termination of employment of the Eligible Recipient; however, the Compensation Committee generally has broad discretion to determine the specific terms and conditions of each Award and any rules applicable thereto, including but not limited to the treatment of Awards upon such terminations.

Change of Control.     Upon a Change of Control of the Company (as such term is defined in the Incentive Plan), the following shall apply:

•        Outstanding options shall become immediately and fully exercisable.

•        Restrictions applicable to restricted stock and restricted stock units shall terminate and be deemed fully satisfied, and the shares underlying the Awards shall be released.

•        Holders of outstanding dividend equivalents shall be entitled to surrender such Award and receive payment equal to the amount that would have been paid over the remaining term of the dividend equivalent, as determined by the Compensation Committee.

Award Agreement.    The terms of each Award are to be evidenced by a written instrument delivered to the Eligible Recipient.

Transferability.    Unless our Compensation Committee expressly permits Eligible Recipients to designate beneficiaries who may exercise the rights of such recipient with respect to any Award upon the death of the Eligible Recipient, Awards under the Incentive Plan may not be assigned or transferred except by will or the laws of descent and distribution.

Amendment or Termination.    Except to the extent prohibited by applicable law, our Board may terminate, amend or suspend the Incentive Plan at any time without the consent of any stockholder, participant in the Incentive Plan, or any other holder or beneficiary of an Award; provided, that if the termination, amendment or suspension will impair the rights of any participant in the Incentive Plan, or other holder or beneficiary of an Award, approval of the affected participant shall be required. Subject to the Compensation Committee’s authority to extend previously granted Awards, no Award may be granted under the Incentive Plan after the tenth anniversary of the date the First Amendment is approved by our stockholders. No amendment to the Incentive Plan that would increase the total number of shares available for Awards under the Incentive Plan may be made without stockholder approval, except if a fundamental corporate event occurs (as further described in the Incentive Plan). Subject to certain limitations set forth in the Incentive Plan, our Compensation Committee may amend the term of the Award granted, retroactively or prospectively, but no amendment may adversely affect any Award without the holder’s consent.

Certain Federal Income Tax Consequences.    Under currently applicable federal income tax law, an Eligible Recipient will receive no taxable income upon the grant of a non-qualified stock option (NSO) or an incentive stock option (ISO). When an Eligible Recipient exercises an NSO, the excess of the fair market value of the shares on the date of exercise over the exercise price paid will be ordinary income to the Eligible Recipient, and his or her employer, generally, will be allowed a federal income tax deduction in the same amount. When an Eligible Recipient exercises an ISO while employed or within three months after termination of employment (one year for disability), no income will be recognized upon exercise of the ISO and his or her employer, generally, will not be allowed a federal income tax deduction at such time. However, the favorable regular tax treatment that applies to an ISO does not apply for alternative minimum tax (AMT) purposes. An Eligible Recipient who exercises an ISO will generally recognize AMT income in the year of exercise in an amount equal to the excess of the fair market value of the stock on the exercise date over the exercise price (unless the stock acquired through exercise of the ISO is disposed of in the same tax year). If the Eligible Recipient holds shares acquired for at least one year after exercise and two years after the grant of the ISO, the excess of the amount realized upon disposition of the shares over the exercise price paid is treated as long-term capital gain for the Eligible Recipient, and the Eligible Recipient’s employer is not allowed a federal income tax deduction. A sale or other exchange of the underlying stock before the end of either of the required holding periods will be a “disqualifying disposition” which will generally result in the Eligible Employee being taxed on the gain derived from the exercise of an ISO as though it were an NSO, and the Eligible Employee’s employer, generally, will be allowed a federal income tax deduction in the same amount. Special rules apply if the exercise price is paid in shares.

Code Section 162(m).     Section 162(m) of the Code generally disallows a deduction for certain compensation paid to certain executive officers (and certain former executive officers) to the extent that compensation to a covered employee exceeds $1 million for such year. Compensation qualifying for a performance-based exception as “qualified performance-based compensation” under Section 162(m) of the Code was historically not subject to the deduction limit if the compensation satisfied the requirements of Section 162(m) of the Code. This exception has now been repealed, effective for taxable years beginning after December 31, 2017, unless certain transition relief for certain compensation arrangements in place as of November 2, 2017 is available. No grants made after such date under the Incentive Plan will be intended to qualify for the performance-based exception.

New Plan Benefits.    The amount or type of grants that will be allocated to or received by any person or group of persons under the Incentive Plan cannot be determined at this time.

Existing Plan Benefits. Pursuant to SEC rules, the following table lists the number of shares subject to options (exercised and unexercised) granted from June 13, 2017 (when the Incentive Plan was first adopted by our Board) through the date hereof that count against the maximum share authorization under the Incentive Plan. These share numbers do not take into account the effect of options that have been cancelled or that expired unexercised.

Name and Position		Number of Shares
Stavros G. Vizirgianakis	Chief Executive Officer	219,005
Joseph P. Dwyer	Chief Financial Officer	207,736
Allan Staley	President	33,035
Sharon Klugewicz	Chief Operating Officer	27,921
Robert S. Ludecker	Senior Vice President, Surgical Sales	61,502
Linwood Staub	Senior Vice President, Wound Sales	19,502
Michael Koby	Director	11,940
Paul LaViolette	Director	11,940
Thomas M. Patton	Director	26,940
Gwendolyn A. Watanabe	Director	26,940

All current executive officers as a group		568,701
All current non-employee directors as a group		77,760
All employees as a group, excluding executive officers		100,539

The Company’s Board of Directors recommends a vote FOR the proposal to approve the First Amendment to the Misonix, Inc. 2017 Equity Incentive Plan.

- Proposal Four -
Approval of Appointment of
Independent Registered Public Accounting Firm

The Audit Committee has selected Deloitte & Touche LLP to serve as our independent registered public accounting firm for the 2020 fiscal year. Deloitte & Touche LLP will audit our consolidated financial statements for the 2020 fiscal year and perform other services. While stockholder ratification is not required by our bylaws or otherwise, our Board, at the direction of the Audit Committee, is submitting the selection of Deloitte & Touche LLP to the stockholders for ratification as part of good corporate governance practices. If the stockholders fail to ratify the selection, the Audit Committee may, but is not required to, reconsider whether to retain Deloitte & Touche LLP. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different accounting firm as the independent registered public accounting firm for the Company for the year ending June 30, 2020 at any time during the year if it determines that such a change would be in the best interest of the Company and its stockholders.

A representative of Deloitte & Touche LLP is expected to be available either personally or by telephone at the Annual Meeting to respond to appropriate questions from stockholders and will be given the opportunity to make a statement if he or she desires to do so.

2017 Change in Independent Registered Public Accounting Firm

On November 9, 2017, the Company dismissed Grant Thornton LLP (“Grant Thornton”) effective immediately as our independent registered public accounting firm (after receiving approval of the Audit Committee) and engaged BDO USA, LLP (“BDO”). Grant Thornton’s reports on our consolidated financial statements as of and for the fiscal years ended June 30, 2017 and June 30, 2016 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During our fiscal year ended June 30, 2017 and the subsequent interim period through November 9, 2017, (i) there were no disagreements within the meaning of Item 304(a)(1)(iv) of Regulation S-K, between us and Grant Thornton on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, any of which that, if not resolved to Grant Thornton’s satisfaction, would have caused Grant Thornton to make reference to the subject matter of any such disagreement in connection with its reports for such years and interim period, and (ii) there were no reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K.

We provided Grant Thornton with a copy of the above disclosures and requested that Grant Thornton furnish a letter addressed to the SEC stating whether it agreed with the statements made herein. A copy of Grant Thornton’s letter dated November 13, 2017 was filed as Exhibit 16.1 to the Company’s Current Report on Form 8-K filed with the SEC November 13, 2017.

2019 Change in Independent Registered Public Accounting Firm

On December 3, 2019, we dismissed BDO effective immediately as our independent registered public accounting firm (after receiving approval of the Audit Committee).

BDO’s audit reports on our consolidated financial statements as of and for the years ended June 30, 2019 and 2018 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except as follows:

BDO’s report on our consolidated financial statements as of and for the year ended June 30, 2019 contained a separate change in accounting principle paragraph regarding the adoption of Accounting Standards Codification Topic No. 606 “Revenue from Contracts with Customers.” BDO’s report on the effectiveness of internal control over financial reporting, dated September 5, 2019, expressed an adverse opinion on the effectiveness of our internal control over financial reporting as of June 30, 2019 as a result of a material weakness regarding the completeness and accuracy of unrecorded liabilities. The identified control deficiency did not result in any material misstatements in the Company’s financial statements. BDO indicated that the material weakness was considered in determining the nature, timing, and extent of audit tests applied in its audit of our consolidated financial statements as of and for the year ended June 30, 2019 and did not affect its report dated September 5, 2019 on those financial statements. There were no disagreements with BDO about this self-identified material weakness.

BDO’s report on our consolidated financial statements as of and for the year ended June 30, 2018 contained a separate emphasis-of-matter paragraph regarding the adoption of Accounting Standards Update No. 2016-09 “Compensation-Stock Compensation” (Topic 718). BDO’s report on the effectiveness of internal control over financial reporting, dated September 13, 2018, expressed an adverse opinion on the effectiveness of our internal control over financial reporting as of June 30, 2018 as a result of a material weakness regarding a lack of consistency in the approval of manual journal entries to our general ledger. The identified control deficiency did not result in any material misstatements in our financial statements. BDO indicated that the material weakness was considered in determining the nature, timing, and extent of audit tests applied in its audit of our consolidated financial statements as of and for the year ended June 30, 2018 and did not affect its report dated September 13, 2018 on those financial statements. There were no disagreements with BDO about this self-identified material weakness.

During our fiscal years ended June 30, 2019 and 2018 and the subsequent interim period through December, 3, 2019, there were no disagreements with BDO on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BDO, would have caused BDO to make reference to the subject matter of the disagreement in connection with its reports or “reportable events” as defined in Regulation S-K, Item 304(a)(1)(v); except that (i) in our annual reports on Form 10-K for the years ended June 30, 2019 and June 30, 2018, management concluded in its report, and BDO concurred, that our internal control over financial reporting as of June 30, 2019 and as of June 30, 2018 was not effective as a result of the material weaknesses described above and (ii) in our quarterly report on Form 10-Q for the quarter ended September 30, 2019, management concluded in its report that our internal control over financial reporting as of September 30, 2019 was not effective as a result of the material weakness identified in our 2019 financial statements because the new controls implemented to remediate the material weakness had not been tested for a sufficient number of months for us to conclude that this control is effective.

We provided BDO with a copy of the above disclosures and requested that BDO furnish a letter addressed to the SEC stating whether it agreed with the statements made herein. A copy of BDO’s letter dated December 4, 2019 was filed as Exhibit 16.1 to the Company’s Current Report on Form 8-K filed with the SEC December 4, 2019.

On December 3, 2019, we engaged Deloitte & Touche LLP (“Deloitte”) as our new independent registered public accounting firm for the fiscal year ending June 30, 2020 (after receiving approval of the Audit Committee).

During our two most recent fiscal years ended June 30, 2019 and June 30, 2018, neither the Company nor anyone on its behalf has consulted with Deloitte regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and neither a written report nor oral advice was provided to us that Deloitte concluded was an important factor considered by us in reaching a decision as to any accounting, auditing, or financial reporting issue, (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K, or (iii) any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

Audit Fees

BDO billed the Company $410,000 and $325,000 in the aggregate for services rendered for the audit of our 2019 and 2018 fiscal years, respectively, and the review of our interim financial statements included in our Quarterly Reports on Form 10-Q for our 2019 and 2018 fiscal years, respectively.

Audit-Related Fees

BDO billed the Company $124,010 and $61,834 for audit-related services as defined by the SEC for the fiscal years ended June 30, 2019 and 2018, respectively.

Tax Fees and All Other Fees

BDO did not provide any tax services to the Company during the fiscal years ended June 30, 2019 and 2018. BDO billed the Company $32,227 and $0 for other services for the fiscal years ended June 30, 2019 and 2018, respectively.

Policy on Pre-approval of Independent Registered Public Accounting Firm Services

The charter of the Audit Committee provides for the pre-approval of all audit services and all permitted non-audit services to be performed for Misonix by the independent registered public accounting firm, subject to the requirements of applicable law. The procedures for pre-approving all audit and non-audit services provided by the independent registered public accounting firm include the Audit Committee reviewing audit-related services, tax services and other services. The Audit Committee periodically monitors the services rendered by and actual fees paid to the independent registered public accounting firm to ensure that such services are within the parameters approved by the Audit Committee.

Our Board recommends a vote FOR the proposal
to approve the appointment of Deloitte & Touche LLP as the
Company’s independent registered public accounting firm

STOCKHOLDER Proposals

Eligibility to Submit a Proposal

Under Rule 14a-8 promulgated under the Exchange Act, in order to be eligible to submit a proposal, you must have continuously held at least $2,000 in market value, or 1%, of our Common Stock entitled to be voted on the proposal at the meeting for at least one year by the date you submit the proposal. You must continue to hold those securities through the date of the meeting.

Inclusion in Next Year’s Proxy Statement

A stockholder who desires to have his or her proposal included in our proxy statement for our annual meeting of stockholders to be held in 2021 must deliver the proposal to our principal executive offices (at the address noted above) no later than the close of business on February 2, 2021.

Presentation at Meeting

Rule 14a-4(c) under the Exchange Act provides that if a proponent of a proposal fails to notify us at the address below at least 45 days prior to the month and day of mailing of the prior year’s proxy statement (or any date specified in an advance notice provision), then the management proxy holders will be allowed to use their discretionary voting authority with respect to the voting of proxies when the proposal is presented at the meeting, without any discussion of the matter in the proxy statement. With respect to our 2021 annual meeting of stockholders, if we are not provided notice of a stockholder proposal, which the stockholder has not previously sought to include in our proxy statement, by April 18, 2021, the management proxy holders will be allowed to use their discretionary authority with respect to the voting of proxies.

In addition, our bylaws require that a proposal to be submitted by a stockholder for a vote of the Company’s stockholders at our annual meeting of stockholders, whether or not also submitted for inclusion in the Company’s proxy materials, must be preceded by adequate notice to the Corporate Secretary of the Company. To be adequate, the notice must set forth certain information specified in our bylaws about the stockholder and the proposal. Our bylaws are available in our SEC filings which can be accessed on our website at www.misonix.com under the “Investors Relations” tab and will be provided to any stockholder upon written request to Misonix, Inc., 1938 New Highway, Farmingdale, New York 11735, Attn: Corporate Secretary.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Minoan Medical (Pty) Ptd. (“Minoan”) (formerly Applied BioSurgical) is an independent distributor for the Company in South Africa. The chief executive officer of Minoan is also the brother of Stavros G. Vizirgianakis, the CEO of Misonix, Inc.

Set forth below is a table showing the Company’s net revenues for the years ended June 30 and accounts receivable at June 30 for the indicated time periods below with Minoan:

	For the years ended June 30:
	2019	2018
Sales	$1,405,430	$999,719
Accounts receivable	$221,240	$239,062

annual report

A copy of the Company’s Annual Report to Stockholders for the fiscal year ended June 30, 2019 has been provided to all stockholders. Stockholders are referred to the Annual Report for financial and other information about the Company, but the Annual Report is not incorporated in this proxy statement and is not part of the proxy soliciting material.

Other Business

As of the date of this proxy statement, our Board does not know of any business other than that specified above to come before the Annual Meeting, but, if any other business does lawfully come before the annual meeting, it is the intention of the persons named in the enclosed proxy to vote in regard thereto in accordance with their judgment.

Solicitation of Proxies

We will pay the cost of soliciting proxies in the accompanying form and as set forth below. In addition to solicitation by use of the mails, certain officers and regular employees of the Company may solicit proxies by telephone, email or personal interview without additional remuneration therefor.

By Order of the Board of Directors,
Joseph P. Dwyer Secretary
Dated:	May 26, 2020
Farmingdale, New York

Annex A

MISONIX, INC. 2017 EQUITY INCENTIVE PLAN

Section 1. Purpose.

The purposes of this Misonix, Inc. 2017 Equity Incentive Plan (the “Plan”) are (1) to make available to key employees, directors and consultants certain compensatory arrangements related to the growth in value of the common stock of the Company so as to generate an increased incentive to contribute to the Company’s future financial success and prosperity, (2) to enhance the ability of the Company and its Affiliates to attract and retain exceptionally qualified individuals whose efforts can affect the financial growth and profitability of the Company, and (3) to align generally the interests of key employees, directors and consultants of the Company and its Affiliates with the interests of the Company’s stockholders.

Section 2. Definitions.

As used in the Plan, the following terms shall have the meanings set forth below:

(a)    “Affiliate” shall mean (i) any entity that, directly or through one or more intermediaries, is controlled by the Company or (ii) any entity in which the Company has a significant equity interest, as determined by the Committee.

(b)    “Award” shall mean any Option, Restricted Stock Award, Restricted Stock Unit, Dividend Equivalent, Other Stock-Based Award, Performance Award or Substitute Award, granted under the Plan.

(c)    “Award Agreement” shall mean any written agreement, contract, or other instrument or document evidencing any Award granted under the Plan.

(d)    “Board of Directors” shall mean the Board of Directors of the Company as it may be composed from time to time.

(e)    “Business Relationship” shall mean, with respect to a Consultant, such Consultant continuing to render, in the sole determination of the Board of Directors or the Committee, substantial ongoing services as an independent contractor of the Company.

(f)    “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, or any successor code thereto.

(g)    “Committee” shall mean the Board of Directors, excluding any director who is not a “Non-Employee Director” within the meaning of Rule 16b-3, or any such other committee designated by the Board of Directors to administer the Plan, which committee shall be composed of not less than the minimum number of members of the Board of Directors from time to time required by Rule 16b-3 or any applicable law, each of whom is a Non-Employee Director within the meaning of Rule 16b-3.

(h)    “Company” shall mean Misonix, Inc., or any successor thereto.

(i)    “Company Service” shall mean any service with the Company or any Affiliate in which the Company have at least a 51% ownership interest.

(j)    “Consultant” shall mean a natural person providing bona fide services to the Company or any Affiliate that are not in connection with the offer or sale of securities in a capital raising transaction, and such party does not directly or indirectly promote or maintain a market in the Company’s securities.

(k)    “Covered Award” means an Award, other than an Option or other Award with an exercise price per Share not less than the Fair Market Value of a Share on the date of grant of such Award, to a Covered Employee, if it is designated as such by the Committee at the time it is granted. Covered Awards are subject to the provisions of Section 13 of this Plan.

(l)    “Covered Employees” means Participants who are designated by the Committee prior to the grant of an Award who are, or are expected to be at the time taxable income will be realized with respect to the Award, “covered employees” within the meaning of Section 162(m).

(m)    “Dividend Equivalent” shall mean any right granted under Section 6(c) of the Plan.

(n)    “Effective Date” shall mean the date that the Plan is first approved by the stockholders of the Company.

(o)    “Employee” shall mean any employee or employee director of the Company or of any Affiliate.

(p)    “Fair Market Value” shall mean, with respect to any property (including, without limitation, any Shares or other securities), the fair market value of such property determined by such methods, or procedures as shall be established from time to time by the Committee.

(q)    “Incentive Stock Option” or “ISO” shall mean an option granted under Section 6(a) of the Plan that is intended to meet the requirements of Section 422 of the Code, or any successor provision thereto.

(r)    “Non-Qualified Stock Option” shall mean an option granted under Section 6(a) of the Plan that is not intended to be an Incentive Stock Option.

(s)    “Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

(t)    “Other Stock-Based Award” shall mean any Award granted under Section 6(d) of the Plan.

(u)    “Participant” shall mean an Employee, Consultant or member of the Board of Directors who is granted an Award under the Plan.

(v)    “Performance Award” shall mean any Award granted hereunder that complies with Section 6(e)(ii) of the Plan.

(w)    “Performance Goals” means one or more objective performance goals, established by the Committee at the time an Award is granted, and based upon the attainment of targets for one or any combination of the following criteria, which may be determined solely by reference to the Company’s performance or the performance of a subsidiary or an Affiliate (or any business unit thereof) or based on comparative performance relative to other companies: (i) net income; (ii) earnings before income taxes; (iii) earnings per share; (iv) return on stockholders’ equity; (v) expense management; (vi) profitability of an identifiable business unit or product; (vii) revenue growth; (viii) earnings growth; (ix) total stockholder return; (x) cash flow; (xi) return on assets; (xii) pre-tax operating income; (xiii) net economic profit (operating earnings minus a charge for capital); (xiv) customer satisfaction; (xv) provider satisfaction; (xvi) employee satisfaction; (xvii) strategic innovation; or (xviii) any combination of the foregoing. Performance Goals shall be set by the Committee within the time period prescribed by Section 162(m).

(x)    “Person” shall mean any individual, corporation, partnership, association, joint stock company, trust, unincorporated organization, or government or political subdivision thereof.

(y)    “Released Securities” shall mean securities that were Restricted Securities with respect to which all applicable restrictions have expired, lapsed, or been waived.

(z)    “Restricted Securities” shall mean Awards of Restricted Stock or other Awards under which issued and outstanding Shares are held subject to certain restrictions.

(aa)    “Restricted Stock” shall mean any Share granted under Section 6(b) of the Plan.

(bb)    “Restricted Stock Unit” shall mean any right granted under Section 6(b) of the Plan that is denominated in Shares.

(cc)    “Rule 16b-3” shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934 as amended, or any successor rule and the regulation thereto.

(dd)    “Section 162(m)” means Section 162(m) of the Code or any successor thereto, and the Treasury Regulations thereunder.

(ee)    “Share” or “Shares” shall mean share(s) of the common stock of the Company, and such other securities or property as may become the subject of Awards pursuant to the adjustment provisions of Section 4(c).

(ff)    “Substitute Award” shall mean an Award granted in assumption of, or in substitution for, an outstanding award previously granted by a company acquired by the Company or with which the Company combines.

Section 3. Administration.

(a)    The Plan shall be administered by the Committee. Subject to the terms of the Plan and applicable law, the Committee shall have full power and authority to designate Participants and:

(i)     determine the type or types of Awards to be granted to each Participant under the Plan;

(ii)    determine the number of Shares to be covered by (or with respect to which payments, rights, or other matters are to be calculated in connection with) Awards;

(iii)   determine the terms and conditions of any Award;

(iv)   determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards, or other property, or to what extent, and under what circumstances Awards may be canceled, forfeited, or suspended, and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended;

(v)    determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Committee;

(vi)   interpret and administer the Plan and any instrument or agreement relating to the Plan, or any Award made under the Plan, including any Award Agreement;

(vii)  establish, amend, suspend, or reconcile such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and

(viii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

(b)    Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan, any Award, or any Award Agreement, shall be within the sole discretion of the Committee, may be made at any time, and shall be final, conclusive, and binding upon all Persons, including the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, and any employee of the Company or of any Affiliate.

(c)    The Committee may delegate to one or more executive officers of the Company or to a committee of executive officers of the Company the authority to grant Awards to Employees who are not officers or directors of the Company and to amend, modify, cancel or suspend Awards to such employees, subject to Sections 7 and 9.

Section 4. Shares Available For Awards.

(a)    Maximum Shares Available.    The maximum number of Shares that may be issued to Participants pursuant to Awards under the Plan shall be 750,000 Shares (the “Plan Maximum”), subject to adjustment as provided in Section 4(c) below. Pursuant to any Awards, the Company may in its discretion issue treasury Shares or authorized but previously unissued Shares pursuant to Awards hereunder. For the purpose of accounting for Shares available for Awards under the Plan, the following shall apply:

(i)     Only Shares relating to Awards actually issued or granted hereunder shall be counted against the Plan Maximum. Shares corresponding to Awards that by their terms expired, or that are forfeited, canceled or surrendered to the Company without full consideration paid therefor shall not be counted against the Plan Maximum.

(ii)    Shares that are forfeited by a Participant after issuance, or that are reacquired by the Company after issuance without full consideration paid therefor, shall be deemed to have never been issued under the Plan and accordingly shall not be counted against the Plan Maximum.

(iii)   Awards not denominated in Shares shall be counted against the Plan Maximum in such amount and at such time as the Committee shall determine under procedures adopted by the Committee consistent with the purposes of the Plan.

(iv)   Substitute Awards shall not be counted against the Plan Maximum, and clauses (i) and (ii) of this Section shall not apply to such Awards.

(v)    The maximum number of Shares that may be the subject of Awards made to a single Participant in any one year period shall be 500,000.

(vi)   With respect to any performance period no Participant may be granted Awards of incentive stock or incentive units that vest upon the achievement of performance objectives in respect of more than 500,000 Shares of common stock or, if such Awards are settled in cash, the fair market value thereof determined at the time of payment, each subject to adjustment as provided in Section 4(c) below.

(b)    Shares Available for ISOs.    The maximum number of Shares for which ISOs may be granted under the Plan shall not exceed the Plan Maximum as defined in Section 4(a) above, subject to adjustment as provided in Section 4(c) below.

(c)    Adjustments to Avoid Dilution.    Notwithstanding paragraphs (a) and (b) above, in the event of a stock or extraordinary cash dividend, split-up or combination of Shares, merger, consolidation, reorganization, recapitalization, or other change in the corporate structure or capitalization affecting the outstanding common stock of the Company, such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or any Award, then the Committee may make appropriate adjustments to (i) the number or kind of Shares available for the future granting of Awards hereunder, (ii) the number and type of Shares subject to outstanding Awards, and (iii) the grant, purchase, or exercise price with respect to any Award; or if it deems such action appropriate, the Committee may make provision for a cash payment to the holder of an outstanding Award; provided, however, that with respect to any ISO no such adjustment shall be authorized to the extent that such would cause the ISO to violate Code Section 422 or any successor provision thereto. The determination of the Committee as to the adjustments or payments, if any, to be made shall be conclusive.

(d)    Other Plans.    Shares issued under other plans of the Company shall not be counted against the Plan Maximum under the Plan.

Section 5. Eligibility.

Any director of the Company, Consultant or Employee shall be eligible to be designated a Participant.

Section 6. Awards.

(a)    Options.    The Committee is hereby authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine:

(i)     Exercise Price.    The exercise price per Share under an Option shall be determined by the Committee; provided, however, that except in the case of Substitute Awards, no Option granted hereunder may have an exercise price of less than 100% of Fair Market Value of a Share on the date of grant.

(ii)    Times and Method of Exercise.    The Committee shall determine the time or times at which an Option may be exercised in whole or in part; in no event, however, shall the period for exercising an Option extend more than 10 years from the date of grant. The Committee shall also determine the method or methods by which Options may be exercised, and the form or forms (including without limitation, cash, Shares, other Awards, or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price), in which payment of the exercise price with respect thereto may be made or deemed to have been made.

(iii)   Incentive Stock Options.    The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision thereto, and any regulations promulgated thereunder.

(iv)    Termination.    In the event that a Participant terminates employment or director status or becomes disabled, or in the case of a Consultant, ceases to have a Business Relationship with the Company, Options granted hereunder shall be exercisable only as specified below:

(A)    Disability or Death.    Except as otherwise provided in an employment agreement with a Participant or as the Committee may otherwise provide, if a Participant becomes disabled or dies, any vested, unexercised portion of an Option that is at least partially vested at the time of the termination shall be forfeited in its entirety if not exercised by the Participant (or his or her heirs or representatives) within six (6) months of the date of death or disability, unless the Committee has in its sole discretion established an additional exercise period (but in any case not longer than the original option term). Except as otherwise provided in an employment agreement with a Participant or as the Committee may otherwise provide, any portion of such partially vested Option that is not vested at the time of disability or death shall be forfeited. Except as otherwise provided in an employment agreement with a Participant or as the Committee may otherwise provide, any outstanding Option granted to a Participant at the time of disability or death, for which no vesting has occurred at the time of disability or death, shall be forfeited on the date of disability or death.

(B)    Termination for Reasons Other Than Death or Disability.    Except as otherwise provided in an employment agreement with a Participant or as the Committee may otherwise provide, if a Participant terminates employment or director status for reasons other than death or disability, or in the case of a Consultant, ceases to have a Business Relationship with the Company, any vested, unexercised portion of an Option that is at least partially vested at the time of the termination shall be forfeited in its entirety if not exercised by the Participant within three (3) months of the date of termination of employment or director status, unless the Committee has in its sole discretion established an additional exercise period (but in any case not longer than the original option term). Any portion of such partially vested Option that is not vested at the time of termination shall be forfeited unless the Committee has in its sole discretion established that a Participant may continue to satisfy the vesting requirements beyond the date of his or her termination of employment, director or Consultant status. Except as otherwise provided in an employment agreement with a Participant or as the Committee may otherwise provide, any outstanding Option granted to a Participant terminating employment, director or Consultant status other than for death or disability, for which no vesting has occurred at the time of the termination shall be forfeited on the date of termination.

(C)    Sale of Business.    Except as otherwise provided in an employment agreement with a Participant or as the Committee may otherwise provide, in the event the “business unit,” (defined as a division, subsidiary, unit or other delineation that the Committee in its sole discretion may determine) for which the Participant performs substantially all of his or her services is assigned, sold, outsourced or otherwise transferred, including an asset, stock or joint venture transaction, to an unrelated third party such that after such transaction the Company owns or controls directly or indirectly less than 51% of the business unit, the affected Participant shall become 100% vested in all outstanding Options as of the date of the closing of such transaction, whether or not fully or partially vested, and such Participant shall be entitled to exercise such Options during the three (3) months following the closing of such transaction, unless the Committee has in its sole discretion established an additional exercise period (but in any case not longer than the original option term). Except as otherwise provided in an employment agreement with a Participant or as the Committee may otherwise provide, all Options which are unexercised at the end of such three (3) months shall be automatically forfeited.

(D)    Conditions Imposed on Unvested Options.    Notwithstanding the foregoing provisions describing the additional exercise periods for Options upon termination of employment, director or Consultant status, the Committee may in its sole discretion condition the right of a Participant to exercise any portion of a partially vested Option for which the Committee has established an additional exercise period on the Participant’s agreement to adhere to such conditions and stipulations which the Committee may impose, including, but not limited to, restrictions on the solicitation of employees or independent contractors, disclosure of confidential information, covenants not to compete, refraining from denigrating through adverse or disparaging communication, written or oral, whether or not true, the operations, business, management, products or services of the Company or its current or former employees and directors, including without limitation, the expression of personal views, opinions or judgements. The unvested Options of any Participant for whom the Committee has given an additional exercise period subject to such conditions subsequent as set forth in this Section 6(a)(iv)(D) shall be forfeited immediately upon a breach of such conditions.

(E)    Forfeiture for Gross Misconduct.    Notwithstanding anything to the contrary herein, any Participant who engages in “Gross Misconduct”, as defined herein, (including any Participant who may otherwise qualify for disability status) shall forfeit all outstanding, unexercised Options, whether vested or unvested, as of the date such Gross Misconduct occurs. For purposes of the Plan, Gross Misconduct shall be defined to mean (i) the Participant’s conviction of a felony (or crime of similar magnitude in non-U.S. jurisdictions) in connection with the performance or nonperformance of the Participant’s duties or (ii) the Participant’s willful act or failure to act in a way that results in material injury to the business or reputation of the Company or employees of the Company.

(F)    Vesting.    For purposes of the Plan, any reference to the “vesting” of an Option shall mean any events or conditions which, if satisfied, entitle a Participant to exercise an Option with respect to all or a portion of the shares covered by the Option. The complete vesting of an Option shall be subject to Section 6(a)(iv)(E) hereof. Such vesting events or conditions may be set forth in the Notice of Grant or otherwise be determined by the Committee.

(b) Restricted Stock and Restricted Stock Units.    The Committee is hereby authorized to grant Awards of Restricted Stock and or Restricted Stock Units to Participants with the following terms and conditions.

(i)     Restrictions.    Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may impose (including, without limitation, continued employment, director or Consultant service over a specified period or the attainment of specified Performance Objectives (as defined in Section 6(e)(ii)(B)) or Performance Goals, in accordance with Section 13), which restrictions may lapse separately or concurrently at such time or times, in such installments or otherwise, as the Committee may deem appropriate.

(ii)    Registration.    Any Restricted Stock granted under the Plan may be evidenced in such manner as the Committee may deem appropriate including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of Shares of Restricted Stock granted under the Plan, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

(iii)   Termination.    Except as otherwise provided in an employment agreement with a Participant or as the Committee may otherwise provide, upon termination of employment or director service of a Participant, or in the case of a Consultant, ceases to have a Business Relationship with the Company, for any reason during the applicable restriction period, all Restricted Stock and all Restricted Stock Units, or portion thereof, still subject to restriction shall be forfeited and reacquired by the Company; provided, however, that in the event termination of employment or director service is due to the death or disability of the Participant, the Committee may waive in whole or in part any or all remaining restrictions with respect to Restricted Stock or Restricted Stock Units.

(c) Dividend Equivalents.    The Committee may grant to Participants Dividend Equivalents under which the holders thereof shall be entitled to receive payments equivalent to dividends with respect to a number of Shares determined by the Committee, and the Committee may provide that such amounts shall be deemed to have been reinvested in additional Shares or otherwise reinvested. Subject to the terms of the Plan, such Awards may have such terms and conditions as the Committee shall determine.

(i)     Termination.    Except as otherwise provided in an employment agreement with a Participant or as the Committee may otherwise provide, upon termination of the Participant’s employment or director service, or in the case of a Consultant, ceases to have a Business Relationship with the Company, for any reason during the term of a Dividend Equivalent, the right of a Participant to payment under a Dividend Equivalent shall terminate as of the date of termination; provided, however, that in the event the Participant’s employment or director service terminates because of the death or disability of a Participant the Committee may determine that such right terminates at a later date.

(d) Other Stock Based Awards.    The Committee is hereby authorized to grant to Participants such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to Shares (including without limitation securities convertible into Shares), as are deemed by the Committee to be consistent with the purposes of the Plan; provided, however, that such grants must comply with Rule 16b-3 and applicable law.

(i)     Consideration.    If applicable, Shares or other securities delivered pursuant to a purchase right granted under this Section 6(d) shall be purchased for such consideration, which may be paid by such method or methods and in such form or forms, including without limitation cash, Shares, other securities, other Awards or other property, or any combination thereof, as the Committee shall determine; provided, however, that except in the case of Substitute Awards, no derivative security (as defined in Rule 16b-3) awarded hereunder may have an exercise price of less than 100% of Fair Market Value of a Share on the date of grant.

(ii)    Termination.    In granting any Stock-Based Award pursuant to this Section 6(d) the Committee shall also determine what effect the termination of employment or director service of the Participant holding such Award, or in the case of a Consultant, ceasing to have a Business Relationship with the Company, shall have on the rights of the Participant pursuant to the Award.

(e) General.    The following general provisions shall apply to all Awards granted hereunder, subject to the terms of other sections of this Plan or any Award Agreement.

(i)     Award Agreements.    Each Award granted under this Plan shall be evidenced by an Award Agreement which shall specify the relevant material terms and conditions of the Award and which shall be signed by the Participant receiving such Award, if so indicated by the Award.

(ii)    Performance Awards.    Subject to the other terms of this Plan, the payment, release or exercisability of any Award, in whole or in part, may be conditioned upon the achievement of such Performance Objectives (as defined below) during such performance periods as are specified by the Committee. Hereinafter in this Section 6(e)(ii) the terms payment, pay, and paid also refer to the release or exercisability of a Performance Award, as the case may require.

(A)    Terms.    The Committee shall establish the terms and conditions of any Performance Award including the Performance Objectives (as defined below) to be achieved during any performance period, the length of any performance period, any event the occurrence of which will entitle the holder to payment, and the amount of any Performance Award granted.

(B)    Performance Objectives.    The Committee shall establish “Performance Objectives” the achievement of which shall entitle the Participant to payment under a Performance Award. Performance Objectives may be any measure of the business performance of the Company, or any of its divisions or Affiliates, including but not limited to the growth in book or market value of capital stock, the increase in the earnings in total or per share, or any other financial or non-financial indicator specified by the Committee.

(C)    Fulfillment of Conditions and Payment.    The Committee shall determine in a timely manner whether all or part of the conditions to payment of a Performance Award have been fulfilled and, if so, the amount, if any, of the payment to which the Participant is entitled.

(iii)   Rule 16b-3 Six Month Limitations.    To the extent required in order to render the grant of an Award, the exercise of an Award or any derivative security, or the sale of securities corresponding to an Award, an exempt transaction under Section 16(b) of the Securities Exchange Act of 1934 only, any equity security granted under the Plan to a Participant must be held by such Participant for at least six months from the date of grant, or in the case of a derivative security granted pursuant to the Plan to a Participant, at least six months must elapse from the date of acquisition of the derivative security to the date of disposition of the derivative security (other than upon exercise or conversion) or its underlying equity security. Terms used in the preceding sentence shall, for the purposes of such sentence only, have the meanings if any, assigned or attributed to them under Rule 16b-3.

(iv)   Limits on Transfer of Awards.    No Award (other than Released Securities), and no right under any such Award shall be assignable, alienable, pledgeable, attachable, encumberable, saleable, or transferable by a Participant other than by will or by the laws of descent and distribution or pursuant to a domestic relations order (or, in the case of Awards that are forfeited or canceled, to the Company); and any purported assignment, sale, transfer, thereof shall be void and unenforceable against the Company or Affiliate. If the Committee so indicates in writing to a Participant, he or she may designate one or more beneficiaries who may exercise the rights of the Participant and receive any property distributable with respect to any Award upon the death of the Participant.

(v)    Exercisability.    Each Award, and each right under any Award, shall be exercisable, during the Participant’s lifetime only by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative or by a transferee receiving such Award pursuant to a domestic relations order referred to above.

(vi)   No Cash Consideration for Awards.    Awards may be granted for no cash consideration, or for such minimal cash consideration as the Committee may specify, or as may be required by applicable law.

(vii)  Awards May Be Granted Separately or Together.    Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for any other Award or any award granted under any other plan of the Company or any Affiliate. Awards granted in addition to or in tandem with other Awards or in addition to or in tandem with awards granted under any other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards. Performance Awards and Awards which are not Performance Awards may be granted to the same Participant.

(viii) Forms of Payment Under Awards.    Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise, or payment of an Award may be made in such form or forms as the Committee shall determine, including, without limitation, cash, Shares, other securities, other Awards, or other property, or any combination thereof, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents in respect of installment or deferred payments.

(ix)   Term of Awards.    Except as provided in Sections 6(a)(ii) or 6(a)(iv), the term of each Award shall be for such period as may be determined by the Committee.

(x)    Share Certificates.    All certificates for Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares or other securities are then listed, and any applicable Federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. Unrestricted certificates representing Shares, evidenced in such manner as the Committee shall deem appropriate, shall be delivered to the holder of Restricted Stock, Restricted Stock Units or any other relevant Award promptly after such related Shares shall become Released Securities.

Section 7. Amendment and Termination of Awards.

Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan, the following shall apply to all Awards.

(a) Amendments to Awards.    Subject to Section 6(b)(i), the Committee may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue, cancel or terminate, any Award heretofore granted without the consent of any relevant Participant or holder or beneficiary of an Award; provided, however, that no such amendment, alteration, suspension, discontinuance, cancellation or termination that would be adverse to the holder of such Award may be made without such holder’s consent. Notwithstanding the foregoing, the Committee shall not amend any outstanding Option to change the exercise price thereof to any price that is lower than the original exercise price thereof except in connection with an adjustment authorized under Section 4(c).

(b) Adjustments of Awards Upon Certain Acquisitions.    In the event the Company or an Affiliate shall issue Substitute Awards, the Committee may make such adjustments, not inconsistent with the terms of the Plan, in the terms of Awards as it shall deem appropriate in order to achieve reasonable comparability or other equitable relationship between the assumed awards and the Substitute Awards granted under the Plan.

(c) Adjustments of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events.    The Committee shall be authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4(c) hereof) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits to be made available under the Plan or an Award Agreement.

(d) Correction of Defects, Omissions, and Inconsistencies.    The Committee may correct any defect, supply any omission, or reconcile any inconsistency in any Award Agreement in the manner and to the extent it shall deem desirable to carry the Plan into effect.

Section 8. Acceleration upon a Change of Control.    In the event of a Change of Control (as defined in Section 8(b) below) the following shall apply:

(a) Effect on Awards.

(i)     Options.    In the event of a Change of Control, (1) all Options outstanding on the date of such Change of Control shall become immediately and fully exercisable without regard to any vesting schedule provided for in the Option.

(ii)    Restricted Stock and Restricted Stock Units.    In the event of a Change of Control, all restrictions applicable to any Restricted Stock or Restricted Stock Unit shall terminate and be deemed to be fully satisfied for the entire stated restricted period of any such Award, and the total number of underlying Shares shall become Released Securities. The Participant shall immediately have the right to the prompt delivery of certificates reflecting such Released Securities.

(iii)   Dividend Equivalents.    In the event of a Change of Control, the holder of any outstanding Dividend Equivalent shall be entitled to surrender such Award to the Company and to receive payment of an amount equal to the amount that would have been paid over the remaining term of the Dividend Equivalent, as determined by the Committee.

(iv)   Other Stock Based Awards.    In the event of a Change of Control, all outstanding Other Stock Based Awards of whatever type shall become immediately vested and payable in an amount that assumes that the Awards were outstanding for the entire period stated therein, as determined by the Committee.

(v)    Performance Awards.    In the event of a Change of Control, Performance Awards for all performance periods, including those not yet completed, shall immediately become fully vested and payable in accordance with the following:

(A)    Non-Financial Performance Objectives.    The total amount of Performance Awards conditioned on nonfinancial Performance Objectives and those conditioned on financial performance shall be immediately payable (or exercisable or released, as the case may be) as if the Performance Objectives had been fully achieved for the entire performance period.

(B)    Financial Performance Objectives.    For Performance Awards conditioned on financial Performance Objectives and payable in cash, the Committee shall determine the amount payable under such Award by taking into consideration the actual level of attainment of the Performance Objectives during that portion of the performance period that had occurred prior to the date of the Change of Control, and with respect to the part of the performance period that had not occurred prior to the date of the Change of Control, the Committee shall determine an anticipated level of attainment taking into consideration available historical data and the last projections made by the Company’s Chief Financial Officer prior to the Change of Control. The amount payable shall be the present value of the amount so determined by the Committee discounted using a factor that is the Prime Rate as established by JP Morgan Chase, N.A. as of the date of the Change of Control.

(vi)   Determination Final.    The Committee’s determination of amounts payable under this Section 8(a) shall be final. Except as otherwise provided in Section 8(a)(1), any amounts due under this Section 8(a) shall be paid to Participants within 30 days after such Change of Control.

(vii) Exclusion.    The provisions of this Section 8(a) shall not be applicable to any Award granted to a Participant if any Change of Control results from such Participant’s beneficial ownership (within the meaning of Rule 13d-3 under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”)) of Shares or other Company common stock or Company voting securities.

(b) Change of Control Defined.    “A Change of Control” shall be deemed to have occurred if:

(i)     there is an acquisition, in any one transaction or a series of transactions, other than from the Company, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), of beneficial ownership (within the meaning of Rule 13(d)(3) promulgated under the Exchange Act) of 50% or more of either the then outstanding shares of Common Stock or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors, but excluding, for this purpose, any such acquisition by the Company or any of its subsidiaries, or any employee benefit plan (or related trust) of the Company or its subsidiaries, or any corporation with respect to which, following such acquisition, more than 50% of the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by the individuals and entities who were the beneficial owners, respectively, of the common stock and voting securities of the Company immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the then outstanding shares of Common Stock or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors, as the case may be; or

(ii)    individuals who, as of March 1, 2017, constitute the Board (as of such date, the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to March 1, 2017 whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company (as such terms are used in Rule 14(a)(11) or Regulation 14A promulgated under the Exchange Act); or

(iii)   there occurs either (A) the consummation of a reorganization, merger or consolidation, in each case, with respect to which the individuals and entities who were the respective beneficial owners of the common stock and voting securities of the Company immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger or consolidation, or (B) an approval by the stockholders of the Company of a complete liquidation of dissolution of the Company or of the sale or other disposition of all or substantially all of the assets of the Company.

(c) Termination of Certain Awards.    In addition, in the event of a Change of Control, the Committee may in its discretion and upon at least 10 days’ advance notice to the affected persons, cancel any outstanding Awards and pay to the holders thereof, in cash or stock, or any combination thereof, the value of such Awards based upon the price per share of the Shares received or to be received by other shareholders of the Company in the event. In the case of any Option or Other Stock-Based Award with an exercise price that equals or exceeds the price paid for a Share in connection with the Change of Control, the Committee may cancel the Option or Other Stock-Based Award without the payment of consideration therefor.

Section 9. Amendment and Termination of the Plan.

Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan, the Board of Directors may amend, alter, suspend, discontinue, or terminate the Plan, including without limitation any such action to correct any defect, supply any omission or reconcile any inconsistency in the Plan, without the consent of any stockholder, Participant, other holder or beneficiary of an Award, or Person; provided that any such amendment, alteration, suspension, discontinuation, or termination that would impair the rights of any Participant, or any other holder or beneficiary of any Award heretofore granted shall not be effective without the approval of the affected Participant(s); and provided further, that, notwithstanding any other provision of the Plan or any Award Agreement, without the approval of the stockholders of the Company no such amendment, alteration, suspension, discontinuation or termination shall be made that would increase the total number of Shares available for Awards under the Plan, except as provided in Section 4 hereof.

Section 10. General Provisions

(a) No Rights to Awards.    No Employee, Participant or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Employees, Participants, or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each recipient.

(b) Withholding.    The Company or any Affiliate shall be authorized to withhold from any Award granted or any payment due or transfer made under any Award or under the Plan the amount (in cash, Shares, other securities, other Awards, or other property) of withholding taxes due in respect of an Award, its exercise, or any payment or transfer under such Award or under the Plan and to take such other action as may be necessary in the opinion of the Company or Affiliate to satisfy all obligations for the payment of such taxes.

(c) No Limit on Other Compensation Agreements.    Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements and such arrangements may be either generally applicable or applicable only in specific cases.

(d) No Right to Employment.    The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate. Further, the Company or an Affiliate may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

(e) Governing Law.    The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of New York and applicable Federal law.

(f) Severability.    If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person, or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(g) No Trust or Fund Created.    Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be that of an unsecured general creditor of the Company or any Affiliate.

(h) No Fractional Shares.    No fractional Share shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.

(i) Headings.    Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

Section 11. Effective Date of the Plan.

The Plan shall be effective as of the date of its first approval by the stockholders of the Company.

Section 12. Term of the Plan.

No Award shall be granted under the Plan after the tenth anniversary of the effective date hereof. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date, and the authority of the Committee hereunder to amend, alter, adjust, suspend, discontinue, or terminate any such Award, or to waive any conditions or rights under any such Award, and the authority of the Board of Directors of the Company to amend the Plan, shall extend beyond such date.

Section 13. Participants Subject to Section 162(m).

(a) Applicability.    The provisions of this Section 13 shall be applicable to all Covered Awards. Covered Awards shall be made subject to the achievement of one or more preestablished Performance Goals, in accordance with procedures to be established by the Committee from time to time. Notwithstanding any provision of the Plan to the contrary, the Committee shall not, other than upon a Change of Control, have discretion to waive or amend such Performance Goals or to, except as provided in Section 4(c), increase the number of Shares subject to Covered Awards or the amount payable pursuant to Covered Awards after the Performance Goals have been established; provided, however, that the Committee may, in its sole discretion, reduce the number of Shares subject to Covered Awards or the amount which would otherwise be payable pursuant to Covered Awards; and provided, further, that the provisions of Section 8 shall override any contrary provision of this Section 13.

(b) Certification.    No shares shall be delivered and no payment shall be made pursuant to a Covered Award unless and until the Committee shall have certified in writing that the applicable Performance Goals have been attained.

(c) Procedures.    The Committee may from time to time establish procedures pursuant to which Covered Employees will be permitted or required to defer receipt of amounts payable under Awards made under the Plan.

(d) Committee.    Notwithstanding any other provision of the Plan, for all purposes involving Covered Awards, the Committee shall consist of at least two members of the Board of Directors, each of whom is an “outside director” within the meaning of Section 162(m).

Section 14. Code §409A Compliance.

To the extent any Award hereunder provides for a deferral of compensation (within the meaning of Code §409A and related regulations), the material terms of the deferral, to the extent required under Treasury Regulation §1.409A-1(c)(3) to establish a deferred compensation plan, shall be set forth in the written Award documentation (including by incorporation by reference, if applicable) prior to the effective date of such Award. Such provisions may include a requirement that if any payment or acceleration of a payment is made upon a change of control, the definition of change of control for purposes of such award also complies with the requirements of Treasury Regulation §1.409A-3(i)(5).

In addition, whenever it is provided in this Plan or in any Award made hereunder that a payment or delivery is to be made “promptly” after a given event, such payment or delivery shall be made within 10 days of the event and the recipient shall have no right to designate the taxable year of payment or delivery.

Effective as of June 13, 2017.

annex B

FIRST AMENDMENT TO MISONIX, INC. 2017 EQUITY INCENTIVE PLAN

WHEREAS, MISONIX, INC. (the “Company”) has heretofore adopted the MISONIX, INC. 2017 EQUITY INCENTIVE PLAN (the “Plan”); and

WHEREAS, the Company desires to amend the Plan in certain respects;

NOW, THEREFORE, the Plan shall be amended as follows, effective as of the date the stockholders of the Company approve this amendment (the “Amendment Effective Date”):

1.      The first sentence of Section 4(a) of the Plan shall be deleted and replaced with the following:

“(a) Maximum Shares Available. The maximum number of Shares that may be issued to Participants pursuant to Awards under the Plan shall be 1,950,000 Shares (the “Plan Maximum”), subject to adjustment as provided in Section 4(c) below.”

2.      The first sentence of Section 12 of the Plan shall be deleted and replaced with the following:

“No Award shall be granted under the Plan after the tenth anniversary of the effective date of the First Amendment to the Plan.”

3.      For the avoidance of doubt, Section 4(b) of the Plan shall refer to the Plan Maximum as amended by this First Amendment to the Plan.

4.      Except as set forth in this First Amendment to the Plan, the Plan shall be unaffected hereby and shall remain in full force and effect.

5.      The First Amendment to the Plan shall be effective as of the Amendment Effective Date.

6.      As amended hereby, the Plan is specifically ratified and reaffirmed.

7.      From and after the execution of this First Amendment to the Plan, any reference to the Plan shall be deemed to be a reference to the Plan as amended by the First Amendment.

8.      Capitalized terms used in this First Amendment that are not otherwise defined herein shall have the meaning given to such terms under the Plan.

B-1

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

MISONIX, INC.

2020 Annual Meeting of Shareholders

June 30, 2020
10:00 A.M. local time

This Proxy is Solicited On Behalf Of The Board Of Directors

Please Be Sure To Mark, Sign, Date and Return Your Proxy Card in the Envelope Provided

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

Please mark your votes like this **X**

PROXY

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2, 3 AND 4.

1. Election of Directors
   - (1) Michael Koby
   - (2) Paul LaViolette
   - (3) Thomas M. Patton
   - (4) Stavros Vizirgianakis
   - (5) Gwendolyn A. Watanabe

FOR all Nominees listed to the left	**WITHHOLD AUTHORITY** to vote (except as marked to the contrary for all nominees listed to the left)
☐	☐

(Instruction: To withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list above)

FOR	AGAINST	ABSTAIN
☐	☐	☐

3. Advisory vote on the approval of compensation of our named executive officers.

FOR	AGAINST	ABSTAIN
☐	☐	☐

4. Ratification of independent registered public accounting firm.

FOR	AGAINST	ABSTAIN
☐	☐	☐

CONTROL NUMBER

Signature ______________________________ **Signature, if held jointly** ______________________________ **Date**_____________, **2020**

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting of Shareholders

The 2020 Proxy Statement and the 2019 Annual Report to Shareholders are available at: http://www.cstproxy.com/misonix/2020

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

MISONIX, INC.

The undersigned appoints Stavros G. Vizirgianakis and Joseph P. Dwyer, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of MISONIX, INC. held of record by the undersigned at the close of business on May 19, 2020 at the Annual Meeting of Stockholders of MISONIX, INC. to be held on June 30, 2020 or at any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF ELECTING THE FIVE NOMINEES TO THE BOARD OF DIRECTORS AND IN FAVOR OF PROPOSAL 2, PROPOSAL 3 AND PROPOSAL 4, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

(Continued and to be marked, dated and signed, on the other side)